Exhibit 10.62

Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

EXECUTION VERSION

LOAN AGREEMENT

Dated as of November 11, 2019

among

AKEBIA THERAPEUTICS, INC.

(as Borrower),

KERYX BIOPHARMACEUTICALS, INC.

(as an additional Credit Party),

BIOPHARMA CREDIT PLC

(as Collateral Agent and a Lender),

and

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

(as a Lender)

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of November 11, 2019 (the “Effective Date”) by and among AKEBIA THERAPEUTICS, INC., a Delaware corporation (as “Borrower”), KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation (as an additional Credit Party), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent” and a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership (as a “Lender”), provides the terms on which each Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined).  The parties hereto agree as follows:

1.ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards.  Calculations and determinations must be made following Applicable Accounting Standards.  If at any time any change in Applicable Accounting Standards would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Collateral Agent shall so request, the Collateral Agent and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in Applicable Accounting Standards; provided, that, until so amended, such requirement shall continue to be computed in accordance with Applicable Accounting Standards prior to such change therein.  Without limiting the foregoing, leases shall be classified on a basis consistent with [**], unless Borrower and the Collateral Agent shall enter into a mutually acceptable amendment addressing such changes, as provided for above. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of [**] to value any such [**] in a reduced or bifurcated manner as described therein, and such [**] shall at all times be valued at [**].  For the avoidance of doubt, and without limitation of the foregoing, [**] shall at all times be valued at [**] and shall not include [**].

For purposes of determining compliance with Section 6 with respect to the amount of any Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness is incurred, made or acquired (so long as such Indebtedness, at the time incurred, made or acquired, was permitted hereunder).

2.LOANS AND TERMS OF PAYMENT

2.1.Promise to Pay.  Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of the Term Loans advanced to Borrower by Lenders and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2.Term Loans.

(a)Availability.  Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.2, 3.3 and 3.5):

(i)Each Lender severally agrees to make a term loan to Borrower on the Tranche A Closing Date in an original principal amount equal to such Lender’s Tranche A Loan Commitment (collectively, the “Tranche A Loan”); and

(ii)Each Lender severally agrees to make a term loan to Borrower on the Tranche B Closing Date in an original principal amount equal to such Lender’s Tranche B Loan Commitment (collectively, the “Tranche B Loan”).

After repayment or prepayment (in whole or in part), no Term Loan (or any portion thereof) may be re-borrowed.

(b)Repayment.

(i)Subject to clauses (ii) and (iii) of this clause (b), with respect to each applicable Term Loan Borrower shall make equal quarterly payments of principal of such Term Loan commencing on the Payment Date immediately following the 33rd-month anniversary of the applicable Closing Date and continuing through the Term Loan Maturity Date; provided, that if any such day is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately after such Payment Date.

(ii)Notwithstanding clauses (i) and (iii) of this clause (b), with respect to each applicable Term Loan, so long as no Default or Event of Default under any Loan Document has occurred and is continuing, if the Optional Amortization Condition has then been satisfied, Borrower shall have the option to elect, exercisable during the period (x) in the case of the Tranche A Loan, commencing on the [**] anniversary of the Tranche A Closing Date and ending on the [**] anniversary of the Tranche A Closing Date, and (y) in the case of the Tranche B Loan, commencing on the [**] anniversary of the Tranche B Closing Date and ending on the [**] anniversary of the Tranche B Closing Date, by written notice to the Collateral Agent and each Lender, together with a certificate signed by a Responsible Officer of Borrower certifying as to the satisfaction of the Optional Amortization Condition and [**] in form and substance reasonably satisfactory to the Required Lenders (collectively, a “Delayed Amortization Notice”), to make equal quarterly payments of principal of such Term Loan commencing on the Payment Date immediately following the 48th-month anniversary of the applicable Closing Date and continuing through the Term Loan Maturity Date, provided, that if any such day is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately following such Payment Date.

(iii)Notwithstanding clauses (i) and (ii) of this clause (b), with respect to each Term Loan, as applicable, in connection with a decrease in the Term Loan Maturity Date and scheduled amortization of such Term Loan pursuant to Section 5.7(c), each of the then outstanding Payment Dates on which quarterly payments of principal of such Term Loan are payable shall be reduced by the number of days equal to the Amortization Reduction Days in accordance with Section 5.7(c) hereof.

(iv)All unpaid principal with respect to the Term Loans is due and payable in full on the Term Loan Maturity Date.  The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.

(c)Prepayment of Term Loans.

(i)Borrower shall have the option, at any time after the Tranche A Closing Date, to prepay, in whole or in part (in multiples of not less than $[**] or such lesser amount as may then be outstanding), the Term Loans advanced by Lenders under this Agreement; provided that (A) Borrower provides written notice to the Collateral Agent of its election (which shall be irrevocable unless the Collateral Agent otherwise consents in writing) to prepay all or the applicable portion of the Term Loans, which such notice shall include the amount of the Term Loans to be prepaid, at least [**] Business Days prior to such prepayment, and (B) such prepayment shall be accompanied by any and all accrued and unpaid interest on the aggregate principal amount to be prepaid to the date of prepayment and any amounts payable solely with respect to the prepayment of such principal amount under this Section 2.2(c)(i) pursuant to Section 2.2(e) or Section 2.2(f) (as applicable), and, in the case of a prepayment in whole of the Term Loans, all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.  The Collateral Agent will promptly notify each Lender of its receipt of such notice, and the amount of such Lender’s Applicable Percentage of such prepayment.

(ii)Upon a Change in Control, Borrower shall promptly, and in any event no later than [**] after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include [**] (such notice, a “Change in Control Notice”).  Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than [**] after delivery to the Collateral Agent of the Change in Control Notice, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans (or such remaining outstanding portion thereof), and (B) any applicable amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e) or Section 2.2(f) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.  The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.

(d)Prepayment Application.  Any prepayment of the Term Loans pursuant to Section 2.2(c) (together with the accompanying Makewhole Amount or Prepayment Premium that is payable pursuant to Section 2.2(e) or Section 2.2(f), as applicable) shall be paid to Lenders in accordance with their respective Applicable Percentages for application to the Obligations in the following order:  [**].

(e)Makewhole Amount.

(i)Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 2nd-year anniversary of the Tranche A Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Makewhole Amount.

(ii)Any prepayment of the Tranche B Loan by Borrower (A) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 2nd-year anniversary of the Tranche B Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche B Makewhole Amount.

(f)Prepayment Premium.

(i)Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Prepayment Premium.

(ii)Any prepayment of the Tranche B Loan by Borrower (A) pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Tranche B Prepayment Premium.

2.3.Payment of Interest on the Credit Extensions.

(a)Interest Rate.

(i)Subject to Section 2.3(b), the principal amount outstanding under each Term Loan shall accrue interest at a per annum rate equal to the LIBOR Rate plus seven and one-half percent (7.50%) per annum (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.

(ii)Interest shall accrue on each Term Loan commencing on, and including, the day on which such Term Loan is made, and shall accrue on such Term Loan, or any portion thereof, for the day on which such Term Loan or such portion is paid.

(b)Default Rate. In the event Borrower fails to pay any of the Obligations when due or upon the commencement and during the continuance of an Insolvency Proceeding of the Borrower (or, at the election of the Lender, upon the occurrence and during the continuance of any other Event of Default), immediately (and without notice to Borrower or demand by the Collateral Agent or any Lender for payment thereof), such Obligations shall bear interest at a rate per annum which is [**] above the rate that is otherwise applicable thereto (the “Default Rate”), and, with respect to past due Obligations, if any, such interest shall be payable entirely in cash on demand of the Collateral Agent or any Lender.  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender.

(c)360-Day Year.  Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(d)Payments.  Except as otherwise expressly provided herein, all loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each Lender as such Lender (or the Collateral Agent) shall have designated in a written notice to Borrower delivered on or before the Tranche A Closing Date (which such notice may be updated by such Lender (or the Collateral Agent) from time to time after the Tranche A Closing Date).  Interest is payable quarterly on the Interest Date of each calendar quarter.  Payments of principal or interest received after [**] on such date are considered received at the opening of business on the next Business Day.  When any payment is due on a day that is not a Business Day, such payment is due the immediately next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

(e)If at any time the Collateral Agent determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for determining the rate described in clause (a) of the definition of “LIBOR Rate” and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in the immediately preceding clause (i) have not arisen but the supervisor for the administrator of the three-month LIBOR Rate or a Governmental Authority having jurisdiction over any Lender has made a public statement identifying a specific date after which the three-month LIBOR Rate shall no longer be used for determining interest rates for loans, then Lenders (or the Collateral Agent on their behalf) and Borrower shall in good faith establish an alternate rate of interest to the three-month LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.

2.4.Expenses.  [**]

2.5.Requirements of Law; Increased Costs.  In the event that any applicable Change in Law:

(a)Does or shall subject any Lender to any Tax with respect to this Agreement or the Term Loans made hereunder (except, in each case, Indemnified Taxes, Taxes described in clause (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes);

(b)Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Lender; or

(c)Does or shall impose on any Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loans or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, Borrower shall [**] (with a copy of such certificate to the Collateral Agent) shall be conclusive in the absence of manifest error.  The provisions hereof shall survive the termination of this Agreement and the payment of the outstanding Term Loans and all other Obligations.  [**]; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the [**] referred to above shall be extended to include the period of retroactive effect thereof.

2.6.Taxes; Withholding, Etc.

(a)All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority.  In addition, Borrower agrees to pay, and shall indemnify and hold each Lender harmless from, Other Taxes, and as soon as practicable after the date of paying such sum, Borrower shall furnish to each Lender (as applicable, with a copy to the Collateral Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to the Collateral Agent of such payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(b)If any Credit Party or any other Person (“Withholding Agent”) is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of an applicable Withholding Agent) from any sum paid or payable by any Credit Party to any Lender under any of the Loan Documents: (i) the applicable Withholding Agent shall notify the Collateral Agent of any such requirement or any change in any such requirement promptly after the applicable Withholding Agent becomes aware of it; (ii) the applicable Withholding Agent shall make any such withholding or deduction; (iii) the applicable Withholding Agent shall pay any such Tax before the date on which penalties attach thereto in accordance with Requirements of Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), such Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (v) as soon as practicable after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, Borrower shall deliver to such Lender (with a copy to the Collateral Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to the Collateral Agent of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(c)Borrower shall indemnify each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(c)) paid by such Lender and any liability (including any reasonable expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Any indemnification payment pursuant to this Section 2.6(c) shall be made to the applicable Lender within thirty (30) days from written demand therefor.

(d)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, such Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(d)(i), (ii) or (iv) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  For avoidance of doubt, for the purposes of this Section 2.6(d), the term “Lender” shall include each applicable assignee.  Without limiting the generality of the foregoing:

(i)If any Lender is organized under the laws of the United States of America or any state thereof, such Lender shall deliver to Borrower two (2) executed copies of Internal Revenue Service (“IRS”) Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(ii)If any Lender is a Foreign Lender, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower, on or prior to, the Tranche A Closing Date and, the date on which a Lender Transfer involving such Lender occurs, as applicable, and at such other times as may be necessary in the determination of Borrower (in the reasonable exercise of its discretion):

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)a completed and duly executed copy of IRS Form W-8ECI;

(3)to the extent that such Foreign Lender is not the beneficial owner, a properly completed and duly executed copy of IRS W-8IMY and a withholding statement, along with IRS Form W-9, W-8BEN-E, W-8BEN, W-8ECI and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate referenced in Section 2.6(d)(ii)(4) below on behalf of each such direct and indirect partner; or

(4)in the case of a Foreign Lender claiming the benefits of the exemption for “portfolio interest” under Section 881(c) of the IRC, it shall provide Borrower with a properly completed and duly executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, and a certificate reasonably satisfactory to Borrower to the effect that any interest received by such Foreign Lender is not received by a “bank” on “extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC.

(iii)If any Lender is a Foreign Lender it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such its becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(iv)If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)If any Lender is required to deliver any forms, statements, certificates or other evidence with respect to United States federal Tax or backup withholding matters pursuant to this Section 2.6(d), such Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or law, or additional guidance by a Governmental Authority renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, to promptly deliver to Borrower two (2) new original copies.

(vi)Borrower shall not be required to pay any additional amount to any Lender under Section 2.6(b)(iii) if such Lender shall have failed (1) to timely deliver to Borrower the forms, certificates or other evidence referred to in this Section 2.6(d) (each of which shall be complete, accurate and duly executed), or (2) to notify Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided that, if such Lender shall have satisfied the requirements of this Section 2.6(d) on the Tranche A Closing Date (or on the date such Lender initially acquires an interest in a Term Loan), nothing in this last sentence of this Section 2.6(d) shall relieve Borrower of its obligations to pay any additional amounts pursuant to this Section 2.6 in the event that, solely as a result of any change in any Requirements of Law or any change in the interpretation, administration or application thereof by any applicable Governmental Authority, such Lender is no longer legally entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein and in the forms, certificates or other evidence initially provided by such Lender.

(e)If any party hereto determines that it has received a refund of any Taxes or a credit or offset for any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund, credit or offset (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) in the event that such indemnified party is required to repay, credit or offset such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the indemnified party’s failure to timely provide complete and accurate IRS forms and other documentation required pursuant to Section 2.6(d) or Section 2.8.  Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.7.Additional Consideration.  As additional consideration for the obligation to make the Term Loans and the making of the Term Loans, on the Tranche A Closing Date, Borrower shall pay to each Lender an amount equal to such Lender’s Applicable Percentage of the product of (i) the sum of the Tranche A Loan plus the Tranche B Loan Amount, multiplied by (ii) two percent (2.0%) (each such product, the “Additional Consideration”).  The Additional Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever and such Additional Consideration shall be treated as original issue discount for U.S. federal income tax purposes.

2.8.Evidence of Debt; Register; Collateral Agent’s Books and Records; Term Loan Notes.

Evidence of Debt; Register.  Notwithstanding anything herein to the contrary, Borrower hereby designates the Collateral Agent to serve as Borrower’s agent solely for purposes of maintaining at all times at the Collateral Agent’s principal office a “book entry system” as described in Treasury Regulations Section 5f.103-1(c)(1)(ii) that identifies each beneficial owner that is entitled to a payment of principal and stated interest on each Term Loan (the “Register”) so that each Term Loan is at all times in “registered form” as described in IRC Treasury Regulations Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor version).  The Collateral Agent is hereby authorized by Borrower to record in the manual or data processing records of the Collateral Agent, the date and amount of each advance and the amount of the outstanding Obligations and the date and amount of each repayment of principal and each payment of interest or otherwise on account of the Obligations.  Absent manifest error, such records of the Collateral Agent shall be conclusive as to the outstanding principal amount of the total outstanding Obligations, and the payment of interest, principal and other sums due hereunder; provided, however, that the failure of the Collateral Agent to make any such record entry with respect to any payment shall not limit or otherwise affect the obligations of Borrower under the Loan Documents.  Each Term Loan: (i) shall, pursuant to this clause (a), be also registered as to both principal and any stated interest with Borrower or its agent, and (ii) may be transferred by any Lender only by (1) surrender of the old instrument and either (x) the reissuance by Borrower of the old instrument to the new Lender or (y) the issuance by Borrower of a new instrument to the new Lender, or (2) confirmation with Borrower that the right to the principal and stated interest on such Term Loan is maintained through the book entry system kept by the Collateral Agent.  Each Lender, severally and not jointly, represents that any interest that may become due and owing under this Agreement qualifies for the portfolio interest exception from withholding on interest payments pursuant to IRC Sections 871(h) and 881(c).

Term Loan Notes.  Borrower shall execute and deliver to each Lender to evidence such Lender’s Term Loans, (i) within two (2) Business Days of the Tranche A Closing Date, the Tranche A Note and (ii) within two (2) Business Days of the Tranche B Closing Date, the Tranche B Note (each, a “Term Loan Note”).

3.CONDITIONS OF TERM LOANS

3.1.Conditions Precedent to Tranche A Loan.  Each Lender’s obligation to advance its Applicable Percentage of the Tranche A Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)The Collateral Agent’s and each Lender’s receipt of copies of the Loan Documents (including the Tranche A Note, executed by Borrower, and the Collateral Documents but excluding any Control Agreements and any other Loan Document described in Schedule 5.14 of the Disclosure Letter to be delivered after the Tranche A Closing Date) executed and delivered by each applicable Credit Party, the Disclosure Letter, if and to the extent any update thereto is necessary between the Effective Date and the Closing Date (provided, that in no event may the Disclosure Letter be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)) and each other schedule to such Loan Documents (the Disclosure Letter and such other schedules to be in form and substance reasonably satisfactory to the Collateral Agent);

(b)The Collateral Agent’s receipt of (i) true, correct and complete copies of the Operating Documents of each of the Credit Parties, and (ii) an Officer’s Certificate, dated the Tranche A Closing Date, certifying that the foregoing copies are true, correct and complete (such Officer’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent);

(c)The Collateral Agent’s receipt of the Perfection Certificate for Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Collateral Agent, if and to the extent any update thereto is necessary between the Effective Date and the Tranche A Closing Date (provided, that in no event may the Perfection Certificate be updated in a manner that would reflect or evidence a Default or an Event of Default (with or without such update));

(d)The Collateral Agent’s receipt of a good standing certificate for each Credit Party (where applicable), certified by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation or formation of such Credit Party as of a date no earlier than [**] prior to the Tranche A Closing Date;

(e)The Collateral Agent’s receipt of an Officer’s Certificate with completed Borrowing Resolutions with respect to the Loan Documents and the Tranche A Loan for each Credit Party, in form and substance reasonably satisfactory to the Collateral Agent;

(f)each Credit Party shall have obtained all Governmental Approvals and all consents of other Persons, if any, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Collateral Agent;

(g)The Collateral Agent’s receipt on the Tranche A Closing Date of an opinion of Latham & Watkins LLP, counsel to all of the Credit Parties, addressed to the Collateral Agent and each Lender, in form and substance reasonably satisfactory to the Collateral Agent;

(h)The Collateral Agent’s receipt of (i) evidence that the [**] maintained regarding any Collateral are in full force and effect and (ii) appropriate evidence showing [**] to the extent required by Section 5.4;

(i)The Collateral Agent’s receipt of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

(j)[Reserved];

(k)[**];

(l)The Collateral Agent’s receipt of a certificate, dated the Tranche A Closing Date and signed by a Responsible Officer of Borrower, confirming [**], except as set forth on Schedule 4.7 of the Disclosure Letter (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent); and

(m)The Collateral Agent’s receipt of a certificate, dated the Tranche A Closing Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in this Section 3.1 and in Section 3.3 and Section 3.5 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent).

Collateral Agent and each Lender acknowledge and agree that (x) the form of deliverables set forth in clauses ([**] above and clauses [**] above have been received on the Effective Date and are satisfactory to Collateral Agent and Lenders (subject to the provisos set forth in clauses [**] and [**] [**]) and (y) the form of deliverables set forth in clauses [**] and [**] above provided to Collateral Agent and Lenders on the Effective Date are satisfactory to Collateral Agent and Lenders, provided that, in the case of both clause [**] and [**] above, no changes are made thereto between the Effective Date and the Tranche A Closing Date (subject to the provisos set forth in clauses [**] and [**] above regarding updates to the Disclosure Letter and Perfection Certificate).

In the event the Lenders fail to advance the Tranche A Loan Amount in full or the Tranche A Closing Date otherwise fails to occur on or prior to November 25, 2019, this Agreement and all other Loan Documents shall automatically terminate and Collateral Agent and the Lenders shall release any Liens (if any) in accordance with Section 12.8.

3.2.Conditions Precedent to Tranche B Loan.  Each Lender’s obligation to advance its Applicable Percentage of the Tranche B Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)Each Lender’s receipt of the Tranche B Note, executed by Borrower, and the Collateral Agent’s and such Lender’s receipt of an updated Disclosure Letter, if and to the extent any update thereto is necessary between the Tranche A Closing Date and the Tranche B Closing Date (provided, that in no event may the Disclosure Letter be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)) (to be in form and substance reasonably satisfactory to the Collateral Agent);

(b)The Collateral Agent’s receipt of an updated Perfection Certificate for Borrower and its Subsidiaries, if and to the extent any update thereto is necessary between the Tranche A Closing Date and the Tranche B Closing Date (provided, that in no event may the Perfection Certificate be updated in a manner that would reflect or evidence a Default or an Event of Default (with or without such update)) (to be in form and substance reasonably satisfactory to the Collateral Agent);

(c)[**];

(d)[**];

(e)[**];

(f)The Collateral Agent’s receipt of a certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter delivered in accordance with Section 3.1(k) or, to the extent updated, clause (a) above (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent) or advised in writing by Borrower at any time prior to the delivery of Payment/Advance Form for the Tranche B Loan; and

(g)The Collateral Agent’s receipt of a certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in this Section 3.2 and in Section 3.4 and Section 3.5 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent).

3.3.Additional Conditions Precedent to Term Loans.  The obligation of each Lender to advance its Applicable Percentage of each Term Loan is subject to the following additional conditions precedent:

(a)the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects, in each case, on the Closing Date (both with and without giving effect to the Term Loans) or as of such earlier date, as applicable); and

(b)there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.

3.4.Covenant to Deliver.  The Credit Parties agree to deliver to the Collateral Agent or each Lender, as applicable, each item required to be delivered to Collateral Agent or each Lender, as applicable, under this Agreement as a condition precedent to any Credit Extension; provided, however, that any such items set forth on Schedule 5.14 of the Disclosure Letter shall be delivered to the Collateral Agent within the time period prescribed therefor on such schedule.  The Credit Parties expressly agree that a Credit Extension made prior to the receipt by the Collateral Agent or any Lender, as applicable, of any such item shall not constitute a waiver by the Collateral Agent or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of any such item required to have been delivered by the date of such Credit Extension shall be in the applicable Lender’s sole discretion.

3.5.Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain any Term Loan, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Payment/Advance Form in the form of Exhibit A hereto for such Term Loan executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees to advance its Applicable Percentage of such Term Loan to Borrower on the Tranche A Closing Date or Tranche B Closing Date, as applicable, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower prior to the Tranche A Closing Date or Tranche B Closing Date, as applicable; provided, however, that with respect to the Tranche B Loan, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile, at its option should it wish to obtain the Tranche B Loan, such completed Payment/Advance Form on such date that is at least [**] (or such shorter period as may be agreed to by Lenders) prior to the Tranche B Closing Date set forth in such notice.

4.REPRESENTATIONS AND WARRANTIES

In order to induce each Lender and the Collateral Agent to enter into this Agreement and for each Lender to make the Credit Extensions to be made on the Closing Date, each Credit Party, jointly and severally, represents and warrants to each Lender and the Collateral Agent that: (x) all of the following statements are true and correct as of the Effective Date and on the Tranche A Closing Date (both with and without giving effect to the Tranche A Loan) and [**]:

4.1.Due Organization, Power and Authority.  Each of Borrower and each of its Subsidiaries: (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter; (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted in the ordinary course of business and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby; (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification; and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each case referred to clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.2.Equity Interests.  All of the outstanding Equity Interests in each Subsidiary of the Borrower, the Equity Interests of which are required to be pledged pursuant to the Collateral Documents, have been duly authorized and validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable and, on the Closing Date, all such Equity Interests owned directly by Borrower or any other Credit Party are owned free and clear of all Liens except for Permitted Liens.  Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral Documents.

4.3.Authorization; No Conflict.  Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any provision of any security issued by such Credit Party or of any agreement, instrument or other undertaking to which such Credit Party is a party or affecting such Credit Party or the assets or properties of such Credit Party or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.4.Government Consents; Third Party Consents.  Except as set forth on Schedule 4.4 of the Disclosure Letter, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Current Company IP Agreement or other Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.5.Binding Obligation.  Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

4.6.Collateral.  In connection with this Agreement, each Credit Party has delivered to the Collateral Agent a completed certificate signed by such Credit Party (with respect to all Credit Parties, collectively, the “Perfection Certificate”).  Each Credit Party, jointly and severally, represents and warrants to the Collateral Agent and each Lender:

(a)(i) its exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth as of the Closing Date its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) it (and each of its predecessors) has not, in the [**] prior to the Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects as of the Closing Date.  If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify the Collateral Agent of such occurrence and provide the Collateral Agent with such Credit Party’s organizational identification number.

(b)(i) it has good title to, has rights in, and subject to Permitted Subsidiary Distribution Restrictions, the power to transfer each item of the Collateral upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens, except for such minor irregularities or defects in title as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution located in the United States other than the deposit accounts described in the Perfection Certificate delivered to the Collateral Agent in connection herewith.

(c)A true, correct and complete list of each [**] (collectively, the “Current Company IP”), including its name/title, current owner or co-owners (including ownership interest), [**], is set forth on Schedule 4.6(c) of the Disclosure Letter.  Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (i) (A) each item of owned Current Company IP is valid, subsisting and enforceable and no such item of Current Company IP has lapsed, expired, been cancelled or invalidated or become abandoned or unenforceable, and (B) to the Knowledge of Borrower, no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Company IP, and (ii) to the Knowledge of Borrower, (A) each such item of Current Company IP which is licensed from another Person is valid, subsisting and enforceable and no such item of Current Company IP has lapsed, expired, been cancelled or invalidated, or become abandoned or unenforceable, and (B) no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Company IP.  To the Knowledge of Borrower [**].  Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (x) each Person who has or has had any rights in or to owned Current Company IP or any trade secrets owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such owned Current Company IP filed by any Credit Party or any of its Subsidiaries, and has executed [**], and (y) to the Knowledge of Borrower, [**].

(d)(i) Each Credit Party or any of its Subsidiaries possesses valid title to the Current Company IP for which it is listed as the owner or co-owner, as applicable, on Schedule 4.6(c) of the Disclosure Letter; and (ii) there are no Liens on any Current Company IP, other than Permitted Liens.

(e)There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned by or exclusively licensed to any Credit Party or any of its Subsidiaries, except, in each case, that would not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights to such Current Company IP, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.  There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is non-exclusively licensed to any Credit Party or any of its Subsidiaries, except, in each case, that would not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights to such Current Company IP, nor to the Knowledge of Borrower, have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.

(f)There are no unpaid fees or royalties under any Current Company IP Agreement that have become due, or are expected to become overdue.  Each Current Company IP Agreement is in full force and effect and, to the Knowledge of Borrower, is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.  Except as set forth on Schedule 4.6(f) of the Disclosure Letter, neither Borrower nor any of its Subsidiaries, as applicable, is in breach of or default in any manner that could reasonably be expected to materially adversely affect the Product under any Current Company IP Agreement to which it is a party or may otherwise be bound, and to the Knowledge of Borrower, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision or amendment of any of the Current Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.

(g)To the Knowledge of Borrower, no payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Current Company IP Agreements and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP, any applicable taxes and associated attorney fees.

(h)No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, to the Knowledge of Borrower, no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the enforceability or scope of (i) the Current Company IP in any manner that could reasonably be expected to materially adversely affect the Product, or (ii) in the case of Current Company IP owned or co-owned or exclusively or non-exclusively licensed by any Credit Party or any of its Subsidiaries, except as set forth on Schedule 4.6(h) of the Disclosure Letter, such Credit Party’s or Subsidiary’s entitlement to own or license and exploit such Current Company IP.

(i)Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there is no pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, litigation, paragraph IV patent certification or lawsuit under the Hatch-Waxman Act, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case alleged in writing to Borrower or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor to the Knowledge of Borrower, has any such Specified Dispute been threatened in writing, in each case challenging the legality, validity, enforceability or ownership of any Current Company IP, in each case that would have a material adverse effect on the Product.

(j)[Reserved].

(k)In each case where an issued Patent within the Current Company IP is owned or co-owned by any Credit Party or any of its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office.

(l)Except as set forth on Schedule 4.6(l) of the Disclosure Letter, there are no pending or, to the Knowledge of Borrower, threatened claims against Borrower or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory infringes or violates (or in the past infringed or violated) the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP, or (ii) that any Current Company IP is invalid or unenforceable.

(m)Except as set forth on Schedule 4.6(m) of the Disclosure Letter, the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory does not, to the Knowledge of Borrower, infringe or violate (or in the past infringed or violated) any issued or registered Third Party IP (including any issued Patent within the Third Party IP) or, to the Knowledge of Borrower, constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP.

(n)Except as set forth on Schedule 4.6(n) of the Disclosure Letter, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Intellectual Property relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Company IP.

(o)Except as set forth on Schedule 4.6(o) of the Disclosure Letter, to the Knowledge of Borrower (i) there is no, nor has there been any, infringement or violation by any Person of any of the Company IP or the rights therein, and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Company IP or the subject matter thereof.

(p)Each Credit Party and each of its Subsidiaries has taken all commercially reasonable measures customary in the pharmaceutical industry to protect the confidentiality and value of all trade secrets owned by such Credit Party or any of its Subsidiaries or used or held for use by such Credit Party or any of its Subsidiaries, in each case relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.

(q)[Reserved].

(r)Except as set forth on Schedule 4.6(r) of the Disclosure Letter, to the Knowledge of Borrower, at the time of any shipment of Product in the Territory occurring prior to the Effective Date, the units thereof so shipped complied with their relevant specifications and were manufactured in all material respects in accordance with current FDA Good Manufacturing Practices.

4.7.Adverse Proceedings, Compliance with Laws.  Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there are no Adverse Proceedings pending or, to the Knowledge of Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of the their respective assets or properties or revenues that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  Neither Borrower nor any of its Subsidiaries (a) is in violation of any Requirements of Law (including Environmental Laws) except for such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.8.Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.

(a)The documents filed by Borrower with the SEC pursuant to the Exchange Act since January 1, 2019 (the “Exchange Act Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and as of the time they were filed with the SEC, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading; provided, that, with respect to [**], Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such [**] are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such [**] will be attained, that actual results may differ in a material manner from such [**] and any failure to meet such [**] shall not be deemed to be a breach of any representation or covenant herein);

(b)The financial statements (including the related notes thereto) of Borrower and its Subsidiaries included in the Exchange Act Documents present fairly in all material respects the consolidated financial condition of Borrower and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.  Such financial statements have been prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly in all material respects the information required to be stated therein (subject to the proviso in Section 4.8(a) above with respect to projections);

(c)Since December 31, 2018, there has not occurred or failed to occur any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change, except as has been disclosed in the Exchange Act Documents; and

(d)The Books of Borrower and each of its Subsidiaries in existence immediately prior to the Effective Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.

4.9.Solvency.  Borrower and its Subsidiaries, on a consolidated basis, are Solvent.  Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of Borrower, nor do any circumstances exist which may result in the dissolution or liquidation of Borrower.

4.10.Payment of Taxes.  All U.S. federal and state income and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and correct in all material respects, and all material Taxes which are due and payable by any Credit Party or any of its Subsidiaries and all material assessments, fees and other governmental charges upon any Credit Party or any of its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards and (b) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

4.11.Environmental Matters.  Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  There are and, to the Knowledge of Borrower, have been, no conditions, occurrences, or Hazardous Materials Activities that would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  To the Knowledge of Borrower, no predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, Borrower has not undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), and neither Borrower’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

4.12.Material Contracts.  After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of Borrower, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of Borrower, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto or result in the invalidation thereof.  No Credit Party or any of its Subsidiaries has received any written notice from any party thereto asserting or, to the Knowledge of Borrower threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract or the acceleration of such Credit Party’s or Subsidiary’s obligations thereunder.

4.13.Regulatory Compliance.  No Credit Party is or is required to be, or is a company “controlled” by, an “investment company” as defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended.  Each Credit Party has complied in all material respects with the Federal Fair Labor Standards Act.  Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state Requirements of Law, respectively.  (a) No ERISA Event has occurred or is reasonably expected to occur; (b) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (c) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (a), (b) and (c) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

4.14.Margin Stock.  No Credit Party is engaged principally, or as one of its important activities, in extending credit for the purpose of, whether immediate or ultimate, of purchasing or carrying Margin Stock.  No Credit Party owns any Margin Stock.  No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.

4.15.Subsidiaries.  Schedule 4.15 of the Disclosure Letter (a) sets forth the name and jurisdiction of incorporation, organization or formation of Borrower and each of its Subsidiaries and (b) sets forth the ownership interest of Borrower and any other Credit Party in each of their respective Subsidiaries, including the percentage of such ownership.

4.16.Employee Matters.  Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change.  There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries or, to the Knowledge of Borrower, threatened in writing against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Borrower or any of its Subsidiaries or, to the Knowledge of Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of Borrower, threatened in writing involving Borrower or any of its Subsidiaries, and (c) to the Knowledge of Borrower, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the Knowledge of Borrower, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c), individually or taken together with any other matter specified in clause (a), (b) or (c), could reasonably be expected to result in a Material Adverse Change.

4.17.Full Disclosure.  None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to the Collateral Agent or any Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (in each case, taken as a whole and as modified or supplemented by other information so furnished promptly after the same becomes available) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to [**], Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such [**] are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such [**] will be attained, that actual results may differ in a material manner from such [**] and any failure to meet such [**] shall not be deemed to be a breach of any representation or covenant herein).  To the Knowledge of Borrower, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to the Collateral Agent or any Lender for use in connection with the transactions contemplated hereby.

4.18.FCPA; Patriot Act; OFAC.

(a)None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower has (i) used any corporate funds of Borrower or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or any person from corporate funds of Borrower or any of its Subsidiaries, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the U.K. Bribery Act (“UKBA”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA, UKBA or any other applicable anti-corruption laws;

(b)(i) The operations of Borrower and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Borrower or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or to the Knowledge of Borrower, threatened in writing; and

(c)None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower is, or is owned or controlled by individuals or entities that are, the target or subject of any sanctions administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively “Sanctions”).  Borrower will not, directly or, to the Knowledge of Borrower, indirectly through an agent, use the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that is the target or subject of Sanctions or in any country or territory that at the time of such funding, is the subject of Sanctions.

(d)The Borrower, its Subsidiaries, and to the Knowledge of Borrower, their respective directors, officers, agents and employees are in compliance with all applicable Sanctions. The Borrower and its Subsidiaries have instituted and maintain procedures reasonably designed to ensure compliance with applicable Sanctions.

4.19.Health Care Matters.

(a)Compliance with Health Care Laws.  Except as set forth on Schedule 4.19(a) of the Disclosure Letter, each Credit Party [**], each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance [**] with all Health Care Laws applicable to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.

(b)Compliance with FDA Laws.  Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, are in compliance [**] with all applicable FDA Laws, including the Food Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder (the “FDCA”), relating to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.  The Product distributed or sold in the Territory at all times during the past [**] has been (i) manufactured [**] in accordance with current FDA Good Manufacturing Practices, and (ii) if and to the extent the Product is required to be approved or cleared by the FDA pursuant to the FDCA in order to be legally marketed in the United States for the Product’s intended uses, the Product has been approved or cleared for such intended uses, and no inquiries regarding [**] have been initiated by FDA.

(c)[Reserved].

(d)Material Statements.  Within the past [**], neither any Credit Party, nor, to the Knowledge of Borrower, any Subsidiary or any officer, Affiliate or employee of any Credit Party or Subsidiary in its capacity as a Subsidiary or as an officer, Affiliate or employee of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of Borrower, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority, (ii) has failed to disclose a material fact to any Governmental Authority, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, could reasonably be expected to constitute a material violation of any Health Care Law.

(e)Proceedings; Audits.  Except as has been disclosed in the Exchange Act Documents or as set forth on Schedule 4.19(e) of the Disclosure Letter: (i) there is no Adverse Proceeding pending [**] threatened in writing, against any Credit Party or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Laws, Data Protection Laws or FDA Laws; and (ii) [**] there are no facts, circumstances or conditions that, individually or in the aggregate, would reasonably be expected to form the basis for any such Adverse Proceeding that would reasonably be expected to result in a [**].

(f)Safety Notices.  Within the past [**], neither any Credit Party nor any of its Subsidiaries has initiated or otherwise engaged in any recalls, field notifications, safety warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action, including as a result of any Risk Evaluation and Mitigation Strategy proposed or enforced by the FDA, relating to an alleged lack of safety or regulatory compliance of the Product that would reasonably be expected to result [**].

(g)Prohibited Transactions; No Whistleblowers.  Within the past [**], to the Knowledge of Borrower, neither any Credit Party,  any Subsidiary, any of officer, Affiliate or employee of a Credit Party or Subsidiary, nor any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician or contractor, in order to illegally obtain business or payments from such Person in [**] of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician or contractor, or any other Person in [**] of any Health Care Law; (iii) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a [**] of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) has established or maintained any unrecorded fund or asset for any purpose or made any [**] misleading, false or artificial entries on any of its books or records for any reason; or (v) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in [**] of any Health Care Law.  To the Knowledge of Borrower, there are no actions pending or threatened (in writing) against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any foreign, federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(h)Exclusion.  Neither any Credit Party [**] any Subsidiary or any officer, Affiliate or employee having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of Borrower, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other Governmental Payor Program or is listed on the General Services Administration list of excluded parties; or (iv) a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling the Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.

(i)HIPAA.  Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, to the extent applicable, is in [**] with all applicable federal, state and local laws and regulations regarding the privacy, security, and notification of breaches of health information and regarding electronic transactions, including HIPAA, and each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, to the extent applicable, has implemented policies, procedures and training customary in the pharmaceutical industry or otherwise adequate to assure continued compliance and to detect non-compliance.  No Credit Party is a “covered entity” as defined in 45 C.F.R. § 160.103.

(j)Corporate Integrity Agreement.  Neither any Credit Party or Subsidiary, nor any of their respective Affiliates, nor any officer, director, managing employee or, to the Knowledge of Borrower, agent (as those terms are defined in 42 C.F.R. § 1001.1001) of any Credit Party or Subsidiary, is a party or is otherwise subject to any order, individual integrity agreement, or corporate integrity agreement with any U.S. Governmental Authority concerning compliance with any laws, rules, or regulations, issued under or in connection with a Governmental Payor Program.

4.20.Regulatory Approvals.

(a)Except as set forth on Schedule 4.20(a) of the Disclosure Letter, each Credit Party and each Subsidiary involved in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory has all Regulatory Approvals material to the conduct of its business and operations.

(b)Each Credit Party, each Subsidiary (as applicable) and, to the Knowledge of Borrower, each licensee of a Credit Party or a Subsidiary of any Intellectual Property relating to the Product, is in compliance with, and at all times during the past [**], has complied with, all applicable, federal, state and local laws, rules and regulations governing the research, development, manufacture, production, use, commercialization, marketing, importing, distribution or sale of the Product in the Territory, including all such regulations promulgated by each applicable Regulatory Agency, except where any instance of failure to comply with any such laws, rules or regulations would not, whether individually or taken together with any other such failures, reasonably be expected to result in [**].  No Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable foreign, federal, state or local laws, rules, or regulations, including a Warning Letter or Untitled Letter from FDA, which would reasonably be expected to result in [**].

4.21.Supply and Manufacturing.

(a)Except as set forth on Schedule 4.21(a) of the Disclosure Letter, to the Knowledge of Borrower, the Product has, within the past [**], been manufactured in sufficient quantities and of a sufficient quality to satisfy a material portion of the demand of the Product in the Territory, without the occurrence of any event causing inventory of the Product to have become exhausted prior to satisfying such material portion of the demand or any other event in which the manufacture and release to the market of the Product in the Territory does not satisfy a material portion of the sales demand for the Product in the Territory.

(b)Except as disclosed in the Exchange Act Documents or set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of Borrower, (i) no manufacturer of the Product has received in the past [**] a Form 483 or is currently subject to a Form 483 impacting the Product with respect to any facility in the Territory manufacturing the Product, and (ii) with respect to each such Form 483 received (if any), all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved.

(c)Except as disclosed in Schedule 4.21(c), no Credit Party or any of its Subsidiaries has received any notice, oral or written, from any party to any Manufacturing Agreement containing any indication by or intent or threat of, such party to reduce or cease, in any material respect, the supply of Product or the active pharmaceutical ingredient incorporated therein in the Territory through [**] (or such earlier date in accordance with the terms and conditions of such Manufacturing Agreement, as applicable).

4.22.Cybersecurity and Data Protection.

(a)Except as set forth on Schedule 4.22(a) of the Disclosure Letter, to the Knowledge of the Borrower, the information technology systems used in the business of Borrower and its Subsidiaries operate and perform in all material respects as required to permit Borrower and its Subsidiaries to conduct their business as presently conducted.  Except as set forth on Schedule 4.22(a) of the Disclosure Letter, Borrower and its Subsidiaries have implemented and maintain a commercially reasonable enterprise-wide privacy and information security program with plans, policies and procedures for privacy, physical and cyber security, disaster recovery, business continuity and incident response, including reasonable and appropriate administrative, technical and physical safeguards to protect information subject to Data Protection Laws, Company IP and the information technology systems of Borrower and each of its Subsidiaries, from any unauthorized access, use, control, disclosure, destruction or modification.  Except as set forth on Schedule 4.22(a) of the Disclosure Letter, to the Knowledge of Borrower, neither Borrower nor any of its Subsidiaries, nor to the Knowledge of Borrower, any vendor of Borrower or any of its Subsidiaries, has, in the past [**], suffered any data breaches or other incidents that (i) have resulted in any unauthorized access, acquisition, use, control, disclosure, destruction, or modification of any information subject to Data Protection Laws or any material Company IP, or (ii) have resulted in unauthorized access to, control of, or disruption of the information technology systems of Borrower or any of its Subsidiaries.  Except as would not cause or could not be reasonably expected to result in, individually or in the aggregate, a Material Adverse Change, to the Knowledge of Borrower, Borrower and each of its Subsidiaries is in compliance with the requirements of (A) their respective enterprise-wide privacy and information security programs; (B) Data Protection Laws and (C) all Material Contracts regarding the privacy and security of customer, consumer, patient, employee and other personal data.  In the past [**], there have not been any, to the Knowledge of Borrower, third party claims related to, any loss, theft, unauthorized access to, or unauthorized acquisition, modification, disclosure, corruption, destruction, or other misuse of any information subject to Data Protection Laws (including any ransomware incident) that Borrower or any of its Subsidiaries creates, receives, maintains, or transmits.

(b)Except as would not cause or could not be reasonably expected to result in, individually or in the aggregate, a Material Adverse Change, to the Knowledge of Borrower, neither Borrower nor any of its Subsidiaries has received any written notice of any claims, investigations (including investigations by any Governmental Authority), or alleged violations relating to information subject to Data Protection Laws created, received, maintained or transmitted by Borrower or any of its Subsidiaries.

4.23.Additional Representations and Warranties.

(a)After giving effect to consummation of the transactions contemplated by this Agreement, there is no Indebtedness other than Permitted Indebtedness described in clauses (a) and (b) of the definition of “Permitted Indebtedness”.

(b)There are no Hedging Agreements that are not Permitted Hedging Agreements.

(c)Except as has been disclosed in the Exchange Act Documents, there is no registration rights agreement, investors’ rights agreement or other similar agreement relating to, governing or otherwise affecting the ownership of the capital stock or other equity ownership interests of any Credit Party.

5.AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:

5.1.Maintenance of Existence.  (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation, other than as otherwise expressly permitted hereunder; (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to [**] or (ii) pursuant to a transaction permitted by this Agreement; and (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to [**].

5.2.Financial Statements, Notices.  Deliver to the Collateral Agent:

(a)Financial Statements.

(i)Annual Financial Statements.  As soon as available, but in any event within [**] after the end of each fiscal year of Borrower (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act, as applicable), beginning with the fiscal year ending December 31, 2019, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (x) a report and opinion of Borrower’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and [**]), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (y) if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(ii)Quarterly Financial Statements.  As soon as available, but in any event within [**] after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act, as applicable), beginning with the fiscal quarter ending March 31, 2020, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC).  Such consolidated financial statements shall be certified by a Responsible Officer of Borrower as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that such certification by a Responsible Officer of Borrower shall be deemed to have made if a similar certification is required under the Sarbanes-Oxley Act of 2002 and such certificate shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(iii)Quarterly Compliance Certificate.  At any time that Borrower is not required to disclose to the SEC information on an on-going basis under U.S. federal securities laws (including annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy reports on Form DEF 14A or current events on Form 8-K), upon delivery (or within five (5) Business Days of any deemed delivery) of financial statements pursuant to Section 5.2(a)(i) and Section 5.2(a)(ii), a duly completed Compliance Certificate signed by a Responsible Officer, certifying, among other things, that (i) such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of applicable the dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied and (ii) no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and

(iv)Information During Event of Default.  As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business or financial affairs of Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Documents, as the Collateral Agent may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by Requirements of Law or contract; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product).

(b)Notice of Defaults or Events of Default, ERISA Events and Material Adverse Changes.  Written notice as promptly as practicable (and in any event within [**]) after a Responsible Officer of Borrower shall have obtained knowledge thereof, of the occurrence of any (i) Default or Event of Default, (ii) ERISA Event or (iii) Material Adverse Change.

(c)Legal Action Notice.  Prompt written notice (which shall be deemed given to the extent reported in the Borrower’s periodic reporting under the Exchange Act and available on the SEC’s EDGAR system (or any successor system adopted by the SEC)) of any legal action, litigation, investigation or proceeding pending or threatened in writing against any Credit Party or any Subsidiary (i) that could reasonably be expected to result in uninsured damages or costs to such Credit Party or such Subsidiary in an amount in excess of [**] and related regulations and standards for purposes of its Exchange Act reporting or (ii) which alleges potential violations of the Health Care Laws, the FDA Laws or any applicable statutes, rules, regulations, standards, guidelines, policies and order administered or issued by any foreign Governmental Authority, which, individually or in the aggregate, could reasonably be expected to [**]; and in each case, provide such additional information (including any material development therein) as the Collateral Agent may reasonably request in relation thereto; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product.

5.3.Taxes.  Timely file all U.S. federal and state income and other material required Tax returns and reports or extensions therefor and timely pay all material foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that have become due and payable and have or may become a Lien on any Collateral shall be required to be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves therefor have been set aside on its books and maintained in conformity with Applicable Accounting Standards, and (b) solely in the case of a Tax or claim that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax or claim.  No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Borrower or any of its Subsidiaries) without the Collateral Agent’s consent (which shall not be unreasonably withheld, conditioned or delayed); provided that such consent will be given if such Person is a new holding company whose sole assets are equity interests or debt of the Borrower and any other assets incidental thereto.

5.4.Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons.  Any products liability or general liability insurance maintained in the United States regarding Collateral shall name the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, as applicable.  So long as no Event of Default shall have occurred and be continuing, the Borrower and its Subsidiaries may retain all or any portion of the proceeds of any insurance of the Borrower and its Subsidiaries (and each Lender shall promptly remit to the Borrower any proceeds with respect to any insurance received by it).

5.5.Operating Accounts.  In the case of any Credit Party, contemporaneously with the establishment of any new Collateral Account at or with any bank or other depository or financial institution located in the United States, subject such account to a Control Agreement that is reasonably acceptable to the Collateral Agent.  For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall cause the applicable bank or other depository or financial institution located in the United States at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Collateral Agent’s Lien in favor and for the benefit of Lenders and the other Secured Parties in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Collateral Agent.  The provisions of the previous two (2) sentences shall not apply to [**] (all such accounts in sub-clauses (1) through (10) above, collectively, the “Excluded Accounts”).  Notwithstanding the foregoing, the Credit Parties shall have until the date that is [**] (or such longer period as the Collateral Agent may agree in its sole discretion) following (i) the Tranche A Closing Date to comply with the provisions of this Section 5.5 with regards to Collateral Accounts of the Credit Parties in existence on the Tranche A Closing Date (or opened during such [**] period (or such longer period as the Collateral Agent may agree in its sole discretion)) and (ii) the closing date of any Acquisition or other Investment to comply with the provisions of this Section 5.5 with regards to Collateral Accounts of the Credit Parties acquired in connection with such Acquisition or other Investment.

5.6.Compliance with Laws.  Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, Anti-Money Laundering Laws, OFAC, FCPA, Health Care Laws, FDA Laws, Data Protection Laws and the Federal Fair Labor Standards Act, and any foreign equivalents thereof), except if the failure to comply therewith would not, individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change.

5.7.Protection of Intellectual Property Rights.

(a)Except as could not reasonably be expected to [**], (i) protect, defend and maintain the validity and enforceability of the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory, including defending any future or current oppositions, interference proceedings, reissue proceedings, reexamination proceedings, inter-partes review proceedings, post-grant review proceedings, cancellation proceedings, injunctions, lawsuits, paragraph IV patent certifications or lawsuits under the Hatch-Waxman Act, hearings, investigations, complaints, arbitrations, mediations, demands, International Trade Commission investigations, decrees, or any other disputes, disagreements, or claims, challenging the legality, validity, enforceability or ownership of any Company IP; (ii) maintain the confidential nature of any material trade secrets and trade secret rights used in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; and (iii) not allow any Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory to be abandoned, forfeited or dedicated to the public or any Current Company IP Agreement to be terminated by Borrower or any of its Subsidiaries, as applicable, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that with respect to any such Company IP that is not owned by Borrower or any of its Subsidiaries, the obligations in clauses (i) and (iii) above shall apply only to the extent Borrower or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.

(b)(i) Except as Borrower may otherwise determine in its reasonable business judgment, use [**] at its (or its Subsidiaries’, as applicable) sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A)  prosecute and maintain the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory and (B) diligently defend or assert the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within the Company IP, against any claims of invalidity or unenforceability (including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) use [**] to cause any licensee or licensor of any Company IP not to, and such Credit Party shall not, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.

(c)Except as Borrower may otherwise determine in its reasonable business judgment and as required pursuant to any applicable license or other binding agreement, protect, defend and maintain market exclusivity for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory through the Term Loan Maturity Date; provided, however, that [**] then (i) the Term Loan Maturity Date shall be decreased by the number of days equal to the Amortization Reduction Days and (ii) the scheduled amortization of the Tranche A Term Loan or the Tranche B Term Loan, as applicable, then in effect pursuant to Section 2.2(b) shall be decreased by the number of days equal to the Amortization Reduction Days (and each applicable Payment Date will be decreased accordingly); provided, further, that [**].  Except as Borrower may otherwise determine in its reasonable business judgment (including without limitation taking into account any attorney-client privilege, conflicts of interests, confidentiality obligations, protective orders or other similar considerations), Borrower agrees to notify the Collateral Agent in writing and keep the Collateral Agent informed of any material filings in any opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, lawsuit, paragraph IV patent certification or lawsuits under the Hatch-Waxman Act, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case challenging the legality, validity, enforceability or ownership of any Company IP.

5.8.Books and Records.  Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary), as the case may be.

5.9.Access to Collateral; Audits.  Allow the Collateral Agent, or its agents or representatives, at any time after the occurrence and during the continuance of an Event of Default, during normal business hours and upon reasonable advance notice, to visit and inspect the Collateral and inspect, copy and audit any Credit Party’s Books.  The foregoing inspections and audits shall be at the relevant Credit Party’s expense.

5.10.Use of Proceeds.  (a) Use the proceeds of the Term Loans to fund its general corporate requirements, and (b) not use the proceeds of the Term Loans or any other Credit Extensions, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other Person for the purpose of purchasing or carrying any Margin Stock or for any other purpose that might cause any Term Loan or other Credit Extension to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.  If requested by the Collateral Agent, Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to the Collateral Agent.

5.11.Further Assurances.  Promptly upon the reasonable written request of the Collateral Agent, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Closing Date taking such steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain, protect and enforce its Lien in favor and for the benefit of Lenders and the other Secured Parties on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents in accordance with the terms of the Security Agreement and the other Loan Documents, subject to Permitted Liens.

5.12.Additional Collateral; Guarantors.  From and after the Closing Date, except as otherwise approved in writing by the Collateral Agent, each Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to guarantee the Obligations and to cause each such Subsidiary to grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties a first priority security interest in and Lien upon, and pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, subject to Permitted Liens, all of such Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing, to secure such guaranty; provided, that such Credit Party’s obligations to cause any Subsidiaries formed or acquired after the Closing Date to take the foregoing actions shall be subject to the timing requirements of Section 5.13.  Furthermore, except as otherwise approved in writing by the Collateral Agent, each Credit Party, from and after the Closing Date, shall, and shall cause each of its Subsidiaries to grant the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties a first priority security interest in and Lien upon, and pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, all of the Equity Interests (other than Excluded Equity Interests) of each of its Subsidiaries.  Subject to Section 5.14, in connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent, such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to the Collateral Agent or duly executed in blank, in each case reasonably satisfactory to the Collateral Agent.  Subject to Section 5.14, in connection with each pledge of uncertificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

5.13.Formation or Acquisition of Subsidiaries.  If Borrower or any of its Subsidiaries at any time after the Closing Date forms or acquires a Subsidiary (other than an Excluded Subsidiary) (including by division), as promptly as practicable but in no event later than [**] (or such longer period as the Collateral Agent may agree in its sole discretion) after such formation or acquisition: (a) without limiting the generality of clause (d) below, Borrower will cause such Subsidiary to execute and deliver to the Collateral Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Agreement or other Collateral Documents, as applicable; (b) Borrower will deliver to the Collateral Agent (i) true, correct and complete copies of the Operating Documents of such Subsidiary, (ii) a Secretary’s Certificate, certifying that the copies of such Operating Documents are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and (iii) a good standing certificate for such Subsidiary certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation; (c) Borrower will deliver to the Collateral Agent a Perfection Certificate, updated to reflect the formation or acquisition of such Subsidiary; and (d) Borrower will cause such Subsidiary to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such Subsidiary.  Borrower, Lenders and the Collateral Agent hereby agree that any such Subsidiary shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of the joinder contemplated by clause (a) above.  Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.

5.14.Post-Closing Requirements.  Borrower will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule (or such longer period as the Collateral Agent may agree in its sole discretion), which shall include, among other things, that notwithstanding anything to the contrary in Section 5.5, the Credit Parties shall have until the date that is [**] following the Tranche A Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.5 with regards to Collateral Accounts of the Credit Parties in existence on the Tranche A Closing Date or opened during such [**] (or such longer period as the Collateral Agent may agree in its sole discretion).  All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Tranche A Closing Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.

5.15.Environmental.

(a)Deliver to the Collateral Agent:

(i)as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(ii)promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided, that with respect to real property adjoining or in the vicinity of any Facility, Borrower shall have no duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;

(iii)as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, or (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(iv)prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations, and (B) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that, individually or taken together with any other such proposed actions, could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Collateral Agent in relation to any matters disclosed pursuant to this Section 5.15(a).

(b)Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

5.16.Inventory; Returns; Maintenance of Properties.  Keep all Inventory in good and marketable condition, free from material defects and otherwise keep all Inventory in material compliance with all applicable FDA Good Manufacturing Practices.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date or, solely with respect to the Acquired Business, any new returns and allowances practices established thereafter in good faith by Borrower.  Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to:

6.1.Dispositions.  Convey, sell, lease, transfer, assign, enter into a coexistence agreement, exclusively license out, or otherwise dispose of (including any sale-leaseback or any transfer of assets pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its properties or assets constituting Collateral under the Loan Documents (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party) or any Company IP that does not constitute Collateral or Other Assets but is in any way required or necessary to own, license, develop, commercialize or otherwise fully exploit the market potential of the Product in the Territory; except, in each case of this Section 6.1, for Permitted Transfers.

6.2.Fundamental Changes; Location of Collateral.

(a)Without at least [**] prior written notice to the Collateral Agent, solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation.

(b)Other than Product or Inventory [**], not deliver any [**] portion of the Collateral to one or more leased locations or bailees, unless (i) such Credit Party, promptly and in no event later than [**] following such delivery of Collateral, has delivered written notice to the Collateral Agent, which such notice shall in reasonable detail identify such Collateral and indicate the location from which it is being delivered and the location to which it is being delivered (and may be in the form of an updated Perfection Certificate; provided that any update to the Perfection Certificate by any Credit Party pursuant to this Section 6.2(b) shall not relieve any Credit Party of any other Obligation under this Agreement), and (ii) such Credit Party [**] landlord or bailee in the United States to enter into no later than [**] following such delivery of Collateral, a landlord’s consent or bailee agreement (in form and substance reasonably satisfactory to the Collateral Agent), as applicable, in favor of the Collateral Agent for the benefit of the Lenders and the other Secured Parties.  Notwithstanding the foregoing, the Credit Parties shall have until the date that is [**] following (i) the Tranche A Closing Date to comply with the provisions of this Section 6.2(b) with regards to landlords or bailees holding any material portion of the Collateral as of the Tranche A Closing Date (or during such [**]).

6.3.Mergers, Acquisitions, Liquidations or Dissolutions.

(a)Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:

(i)any Subsidiary of Borrower may merge or consolidate with or into Borrower, provided that Borrower is the surviving entity,

(ii)any Subsidiary of Borrower may merge or consolidate with any other Subsidiary of Borrower, provided that if any party to such merger or consolidation is a Credit Party then either (x) such Credit Party is the surviving entity or (y) the surviving or resulting entity executes and delivers to the Collateral Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Agreement or other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion of such merger or consolidation to;

(iii)any Subsidiary of Borrower may divide itself into two (2) or more entities or be dissolved or liquidated, provided that the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party; and

(iv)any Permitted Investment may be structured as a merger or consolidation; or

(b)make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of the assets of any division or line of business of any other Person, other than Permitted Acquisitions or Permitted Investments.

6.4.Indebtedness.  Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (including any Indebtedness consisting of obligations evidenced by a bond, debenture, note or other similar instrument) that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.

6.5.Encumbrances.  Except for Permitted Liens, (i) create, incur, allow, or suffer to exist any Lien on any Collateral, or (ii) permit (other than pursuant to the terms of the Loan Documents) any material portion of the Collateral not to be subject to the first priority security interest granted in the Loan Documents or otherwise pursuant to the Collateral Documents, in each case of this clause (ii), other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

6.6.No Further Negative Pledges.  No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties with respect to the Obligations or under the Loan Documents, in each case of this Section 6.6, other than Permitted Negative Pledges.

6.7.Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 5.5 hereof.

6.8.Distributions; Investments.

(a)Subject to Permitted Subsidiary Distribution Conditions, pay any dividends or make any distribution or payment on or redeem, retire or purchase any Equity Interests, except, in each case of this Section 6.8, for Permitted Distributions.

(b)Directly or indirectly make any Investment (including any loans) other than Permitted Investments.

(c)Repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower unless such payment or prepayment is made directly or indirectly to a Credit Party.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 6.8 shall not prohibit (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock) or required payment of any interest with respect to, any Permitted Convertible Indebtedness in each case, in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness, or (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Indebtedness by delivery of shares of Borrower’s common stock or a different series of Permitted Convertible Indebtedness or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Indebtedness that is so repurchased, exchanged or converted.

6.9.[Reserved]

6.10.Subordinated Debt.  Make or permit any voluntary or optional prepayment of any Subordinated Debt not otherwise expressly permitted pursuant to the applicable intercreditor, subordination or other similar agreement to which such Subordinated Debt is subject.

6.11.Amendments or Waivers of Organizational Documents.  Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that could reasonably be expected to result in a Material Adverse Change.

6.12.Compliance.

(a)Become an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose;

(b)No ERISA Affiliate shall cause or suffer to exist (i) any event that would result in the imposition of a Lien on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in each case of this clause (b), could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; or

(c)Permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan that could reasonably be expected to result in a Material Adverse Change.

(d)Compliance with Anti-Terrorism Laws.  The Collateral Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and such Person’s policies and practices, the Collateral Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow the Collateral Agent and each Lender to identify such party in accordance with Anti-Terrorism Laws.  No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, knowingly enter into any documents or contracts with any Person listed on the OFAC Lists.  Each Credit Party shall [**] notify the Collateral Agent and each Lender in writing upon any Responsible Officer of Borrower having knowledge that any Credit Party or any Subsidiary or Affiliate of any Credit Party is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

6.13.Amendments or Waivers of Current Company IP Agreements.  (a) Waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the Current Company IP Agreements or (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any of the Current Company IP Agreements, in each case of this Section 6.14, which would, individually or taken together with any other such waivers, amendments, cancellations, terminations, exercises or failures, reasonably be expected to result in a Material Adverse Change.

6.14.Minimum Product Net Sales.  Permit [**] tested at the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 2020, [**].

7.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1.Payment Default.  Any Credit Party fails to (a) make any payment of any principal of the Term Loans when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within [**] after the same becomes due, any payment of interest or premium pursuant to Section 2.2, including any applicable Additional Consideration, Makewhole Amount or Prepayment Premium, or any other Obligations (which [**] cure period shall not apply to any such payments due on the Term Loan Maturity Date, such earlier date pursuant to Section 2.2(c)(ii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).  A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such [**] period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date, such earlier date pursuant to Section 2.2(c)(ii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).

7.2.Covenant Default.

(a)The Credit Parties: (i) fail or neglect to perform any obligation in Sections [**] or (ii) violate any covenant in Section [**]; or

(b)The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents on its part to be performed, kept or observed and such failure continues for [**], after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by the Collateral Agent or any Lender.  Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above.

7.3.Material Adverse Change.  A Material Adverse Change occurs.

7.4.Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of $[**] on deposit or otherwise maintained with the Collateral Agent, or (ii) a notice of lien or levy is filed against any of material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) and (ii) hereof are not, within [**] after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any [**] cure period; or

(b)(i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower and its Subsidiaries from conducting any material part of their business, taken as a whole.

7.5.Insolvency.

(a)An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking:  (i) relief in respect of any Credit Party, or of a substantial part of the property of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; or (iii) the winding-up or liquidation of any Credit Party, and such proceeding or petition shall continue undismissed or unstayed for [**] or an order or decree approving or ordering any of the foregoing shall be entered; or

(b)Any Credit Party shall:  (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder).

7.6.Other Agreements.  Any Credit Party fails to pay any [**] (other than the [**] represented by this Agreement and the other Loan Documents) within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such [**] by the holder(s) thereof because of a default, in each case, if the total amount of such [**] unpaid or accelerated exceeds $[**].

7.7.Judgments.  One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $[**] (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties and the same are not, within [**] after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

7.8.Misrepresentations.  Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Collateral Agent or any Lender or to induce the Collateral Agent or any Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.

7.9.Loan Documents; Collateral.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms of the Loan Documents) cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto, subject only to Permitted Liens, in each case, other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

7.10.ERISA Event.  An ERISA Event occurs that, individually or taken together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change or the imposition of a Lien on any Collateral.

8.RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

8.1.Rights and Remedies.  While an Event of Default occurs and continues, the Collateral Agent will, or at the request of the Required Lenders, without notice or demand:

(a)declare all Obligations (including, for the avoidance of doubt, the Makewhole Amount or Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) immediately due and payable (but if an Event of Default described in [**] occurs all Obligations, including the Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, are automatically and immediately due and payable without any action by the Collateral Agent or any Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, the Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;

(b)stop advancing money or extending credit for Borrower’s benefit under this Agreement;

(c)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Collateral Agent considers advisable, notify any Person owing Borrower money of the Collateral Agent’s security interest in favor and for the benefit of the Lenders and the other Secured Parties in such funds, and verify the amount of the Collateral Accounts;

(d)make any payments and do any acts it considers necessary or reasonable to protect the Collateral or the Collateral Agent’s security interest in favor and for the benefit of Lenders and the other Secured Parties in the Collateral.  Borrower shall assemble the Collateral if the Collateral Agent or the Required Lenders requests and make it available as the Collateral Agent designates or the Required Lenders designate.  The Collateral Agent or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest in favor and for the benefit of Lenders and the other Secured Parties and pay all expenses incurred.  Borrower grants the Collateral Agent a license to enter and occupy (and for its agents or representatives to enter and occupy) any of its premises, without charge, to exercise any of the Collateral Agent’s or any Lender’s rights or remedies;

(e)apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by the Collateral Agent owing to or for the credit or the account of Borrower;

(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  With respect to any and all Intellectual Property owned by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of all Secured Parties, as of the Tranche A Closing Date, a non-exclusive, royalty-free license or other right to use, without charge, such Intellectual Property in advertising for sale and selling any Collateral and, in connection with the Collateral Agent’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties.  Each Credit Party shall retain the right to control the Collateral Agent’s use of its trade names and Trademarks and such trade names and Trademarks, together with the goodwill associated therewith, are and remain the exclusive property of the Credit Parties, and any and all use of the same by the Collateral Agent shall inure to the benefit of the Credit Parties;

(g)place a “hold” on any account maintained with the Collateral Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)demand and receive possession of Borrower’s Books regarding Collateral; and

(i)exercise all rights and remedies available to the Collateral Agent or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

The Collateral Agent and each Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance).  Without limitation to any other provision herein or in any other Loan Document, while an Event of Default occurs and continues, at the Collateral Agent’s or the Required Lenders’ request, Borrower shall, promptly following the receipt of such request, take such commercially reasonable actions as are required or necessary to allow the Collateral Agent to collect, receive, appropriate and realize upon Borrower’s rights and interests in, to and under any Current Company IP Agreement, including in connection with any foreclosure or other exercise of the Collateral Agent’s or any Lender’s rights with respect thereto (including, for the avoidance of doubt, using reasonable best efforts to obtain the written consent of any counterparty to the exercise by the Collateral Agent or any Lender of any and all rights and remedies under this Agreement or any other Loan Document with respect to any Current Company IP Agreement, in form and substance reasonably satisfactory to the Collateral Agent).

8.2.Power of Attorney.  Borrower hereby irrevocably appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s products liability or general liability insurance policies maintained in the United States regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Collateral Agent or a third party as the Code permits.  Borrower hereby appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Collateral Agent’s security interest in favor and for the benefit of Lenders and the other Secured Parties in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and no Lender is under any further obligation to make Credit Extensions hereunder.  The foregoing appointment of the Collateral Agent and any Related Party thereof as Borrower’s attorney in fact, and all of the Collateral Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and each Lender’s obligation to provide Credit Extensions terminates.

8.3.Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, the Collateral Agent shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Collateral Accounts or disposition of any other Collateral, or otherwise, to the Obligations in such order as the Collateral Agent shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency.  If the Collateral Agent or any Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Collateral Agent or such Lender, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the applicable Lender(s) of cash therefor.

8.4.Collateral Agent’s Liability for Collateral.  So long as the Collateral Agent complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of the Collateral Agent, the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person.  In no event shall the Collateral Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason.  Borrower bears all risk of loss, damage or destruction of the Collateral.

8.5.No Waiver; Remedies Cumulative.  The Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Each of the Collateral Agent’s and Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Each of the Collateral Agent and Lenders has all rights and remedies provided under the Code, by law, or in equity.  The exercise by the Collateral Agent or any Lender of one right or remedy is not an election and shall not preclude the Collateral Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Collateral Agent or any Lender of any Event of Default is not a continuing waiver.  The Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.6.Demand Waiver; Makewhole Amount; Prepayment Premium.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable.  Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and Borrower shall pay the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.

9.NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below.  Any party to this Agreement may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.

If to Borrower or any other Credit Party:

Akebia Therapeutics, Inc. 245 First Street
Cambridge, MA 02142 Attention: SVP, Chief Financial Officer Telephone: (617) 871-2098
Email: [**]

with a copy to (which shall not constitute notice) to:

Akebia Therapeutics, Inc. 245 First Street
Cambridge, MA 02142 Attention: SVP, Chief Legal Officer Telephone: [**]
Email: [**]

and

Latham & Watkins LLP 505 Montgomery Street, Suite 2000
San Francisco, CA 94111-6538
Attn: [**] Telephone: [**] Facsimile: [**]

Email:  [**]

If to the Collateral Agent:	BioPharma Credit PLC

c/o Beaufort House

51 New North Road

Exeter EX4 4EP

United Kingdom

Attn:  Company Secretary

Tel: [**]

Fax:  [**]

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP

110 East 59th Street, #3300

New York, NY 10022

Attn:  [**]

Phone: [**]

Fax: [**]

Email:  [**]

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn:  [**]

Phone: ([**]

Fax: [**]

Email:  [**]

If to any Lender:	To the address set forth on Exhibit E attached hereto.

10.CHOICE OF LAW, VENUE, AND [**]

the Loan Documents shall be governed by, and construed and interpreted in accordance with the laws of the State of New York, without regard to any principles of conflicts of law that could require the application of the law of any other jurisdiction.  Each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Agent or any Lender.  Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

[**]

11.GENERAL PROVISIONS

11.1.Successors and Assigns.

(a)This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.

(b)No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of each Lender.  No Lender may at any time sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder, or grant a participation in all or any part of, or any interest in, such Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to any Term Loan (or any portion thereof), to any third party without Borrower’s prior written consent, not to be unreasonably withheld, delayed or conditioned (any such sale, transfer, assignment, pledge or grant of a participation, a “Lender Transfer”); provided, however, that [**] without Borrower’s consent; provided, further, that [**].  For the avoidance of doubt, no Lender may make a Lender Transfer to any [**] without the prior written consent of Borrower.

(c)In the case of a Lender Transfer in the form of a participation granted by any Lender to any third party, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or other modification hereto, in each case subject to the terms and conditions of this Agreement.  Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to the applicable Lender)) to the same extent as if it were a Person that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the applicable Lender (i.e., the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.

(d)The Collateral Agent shall record any Lender Transfer in the Register.  Each Lender shall provide Borrower and the Collateral Agent with written notice of a Lender Transfer delivered no later than [**] to the date on which such Lender Transfer is consummated.  For the avoidance of doubt, if any Lender [**], such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loan(s) or other obligations under the Loan Documents (the “Participant Register”); provided, however, that such Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the Treasury Regulations (or, in each case, any amended or successor version).  The entries in the Participant Register shall be conclusive absent manifest error, and the Collateral Agent and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void ab initio and of no effect.

11.2.Indemnification; Expenses Incurred by Credit Parties.

(a)Borrower agrees to indemnify and hold harmless each of the Collateral Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of that Indemnified Person (or its Affiliates or controlling Persons or their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder, and (iii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of any Credit Party, and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement.  This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.

(b)To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loans or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Collateral Agent or any Lender, shall be at the expense of such Credit Party, and neither the Collateral Agent nor any Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.

11.3.Severability of Provisions.  In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.4.Correction of Loan Documents.  The Collateral Agent or Required Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as the Collateral Agent or Required Lenders, as applicable, provides the Credit Parties and the other parties hereto with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to the Collateral Agent and each Lender.  In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.

11.5.Amendments in Writing; Integration.

(a) No amendment, restatement or modification of any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders; provided, however, that no such amendment, restatement, modification, waiver, discharge, termination, approval or consent shall, unless in writing and signed by the Collateral Agent and the Required Lenders, affect the rights or duties of, or any amounts payable to, the Collateral Agent under this Agreement or any other Loan Document.  Any such waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.

(b)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

11.6.Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.7.Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  The obligation of Borrower or any other the Credit Parties in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

11.8.Confidentiality.  Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Collateral Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Collateral Agent, any Lender or any of their respective Affiliates or when disclosed to the Collateral Agent, any Lender or any of their respective Affiliates, or becomes part of the public domain after disclosure to the Collateral Agent, any Lender or any of their respective Affiliates, in each case, other than as a result of a breach by the Collateral Agent, any Lender or any of their respective Affiliates of the obligations under this Section 11.8; or (ii) disclosed to the Collateral Agent, any Lender or any of their respective Affiliates by a third party if the Collateral Agent, such Lender or such Affiliate, as applicable, does not know that the third party is prohibited from disclosing the information.  Neither the Collateral Agent nor any Lender shall disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of its rights and the performance of its duties or obligations under the Loan Documents.  The foregoing in this Section 11.8 notwithstanding, the Collateral Agent and each Lender may disclose Confidential Information: (a) to any of its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (including, for the avoidance of doubt, in connection with any proposed Lender Transfer); (c) as required by law, regulation, subpoena, or other order, provided, that (x) prior to any disclosure under this clause (c), the Collateral Agent or such Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) to the extent requested by regulators having jurisdiction over the Collateral Agent or such Lender or as otherwise required in connection with the Collateral Agent’s or such Lender’s examination or audit by such regulators; (e) as the Collateral Agent or such Lender considers reasonably necessary in exercising remedies under the Loan Documents; (f) to third-party service providers of the Collateral Agent or such Lender; and (g) to any of the Collateral Agent’s or such Lender’s Related Parties; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (f) and (g) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.

The provisions of this Section 11.8 shall survive the termination of this Agreement.

11.9.Attorneys’ Fees, Costs and Expenses.  In any action or proceeding between any Credit Party and the Collateral Agent or any Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

11.10.Right of Set-Off.  In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Collateral Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.  Each Lender agrees promptly to notify Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set off and application.

11.11.Marshalling; Payments Set Aside.  Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to any Lender, or the Collateral Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12.Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Requirements of Law, including any state law based on the Uniform Electronic Transactions Act.

11.13.Captions.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14.Construction of Agreement.  The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

11.15.Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16.No Advisory or Fiduciary Duty.  The Collateral Agent and each Lender may have economic interests that conflict with those of the Credit Parties.  Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand.  Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-

length commercial transactions between each Lender and the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Collateral Agent and each Lender is acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) Neither the Collateral Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Collateral Agent or any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate.  Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit Party agrees that it will not claim that the Collateral Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

11.17.Other Assets.  Notwithstanding anything to the contrary herein or in any other Loan Document (including under Section 5, Section 6, the Security Agreement or otherwise):

(a)No covenant or other provision shall limit the ability any Credit Party or any Subsidiary to dispose of, transfer, monetize, lease, license, encumber, secure, finance or enter into any other program or transaction solely with respect to any of the Other Assets (which, for the avoidance of doubt, are Excluded Property).  Each Credit Party may [**].

(b)Any Credit Party or any of their Subsidiaries may [**]; provided, however, that any [**]paid, remitted, transferred or otherwise deposited and held in Collateral Accounts subject to a Control Agreement or other appropriate instrument to perfect the Collateral Agent’s Lien in favor and for the benefit of Lenders and the other Secured Parties in such Collateral Account in accordance with the terms hereunder (in form and substance reasonably satisfactory to the Collateral Agent).

(c)Any Credit Party may enter into documentation reasonably necessary in connection with consummating any of the foregoing in this Section 11.17, and Collateral Agent and the Lenders will take any commercially reasonable steps, including any releases if necessary, reasonably requested by any Credit Party to permit the consummation of any of the foregoing in this Section 11.17, in each case at such Credit Party’s sole expense.

12.COLLATERAL AGENT

12.1.Appointment and Authority.  Each of the Lenders hereby irrevocably appoints BioPharma Credit PLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except for the first three (3) sentences of Section 12.6 and the last paragraph of Section 12.8, the provisions of this Section 12 are solely for the benefit of the Collateral Agent and the Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.  Subject to Section 12.8 and Section 11.5, any action required or permitted to be taken by the Collateral Agent hereunder shall be taken with the prior approval of the Required Lenders.

12.2.Rights as a Lender.  The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

12.3.Exculpatory Provisions.

(a)The Collateral Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents to which it is a party.  Without limiting the generality of the foregoing, with respect to the Lenders, the Collateral Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Loan Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or Requirements of Law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b)The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by Borrower or a Lender.

(c)The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

12.4.Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.5.Delegation of Duties.  The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.  The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

12.6.Resignation of Collateral Agent.  The Collateral Agent may at any time give notice of its resignation to the Lenders and Borrower.  Upon the receipt of any such notice of resignation, the Required Lenders shall have the right, with Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) so long as no Default has occurred and is continuing and no Event of Default has occurred, to appoint a successor; provided, however, that Borrower’s consent shall not be required in the case of any such appoint of a Pharmakon Lender or any Related Party of a Pharmakon Lender.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, with Borrower’s prior written consent so long as no Default has occurred and is continuing and no Event of Default has occurred, appoint a successor Collateral Agent; provided, however, that Borrower’s consent shall not be required in the case of any such appoint of a Pharmakon Lender or any Related Party of a Pharmakon Lender; provided, further, that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof.  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 12.6).  After the retiring Collateral Agent’s resignation, the provisions of this Section 12 and Section 10 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.  Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Lender directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 12.6.

12.7.Non-Reliance on Collateral Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make Credit Extensions hereunder.  Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.8.Collateral and Guaranty Matters.  Each Lender agrees that any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Without limiting the generality of the foregoing, the Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, and the Collateral Agent agrees, upon the written request of Borrower:

(a)to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (i) upon payment in full of the Obligations (other than unasserted inchoate indemnity obligations), (ii) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to a Credit Party) permitted hereunder, (iii) subject to Section 11.5, if approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent such property is owned by a Guarantor upon the release of such Guarantor from its obligations under the Loan Documents pursuant to clause (c) below, or (v) in the event this Loan Agreement and all other Loan Documents are terminated pursuant to the ultimate sentence in Section 3.1 hereof;

(b)to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (d), (i), (j), (m), (n) and (r) of the definition of “Permitted Liens” (solely with respect to modifications, replacements, extensions or renewals of Liens permitted under clause (d), (i), (j), (m) and (n) of the definition of “Permitted Liens”);

(c)to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or upon payment in full of the Obligations (other than unasserted inchoate indemnity obligations) or in the event this Loan Agreement and all other Loan Documents are terminated pursuant to the ultimate sentence in Section 3.1 hereof;

(d)to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement; and

(e)to enter into a subordination, intercreditor, or other similar agreement with respect to any Indebtedness that constitutes Subordinated Debt to the extent such Subordinated Debt is permitted under the definition of “Permitted Indebtedness”.

Upon request by the Collateral Agent at any time the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Security Agreement pursuant to this Section 12.8.

In each case as specified in this Section 12.8, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the Liens and security interests granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into a subordination, intercreditor, or other similar agreement with respect to any Indebtedness that constitutes Subordinated Debt to the extent such Subordinated Debt is permitted under the definition of “Permitted Indebtedness” or (iv) to evidence the release of any Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 12.8 and in form and substance reasonably acceptable to the Collateral Agent.

Without limiting the generality of Section 12.10 below, the Collateral Agent shall deliver to the Lenders notice of any action taken by it under this Section 12.8 promptly after the taking thereof; provided that delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Section 12.

12.9.Reimbursement by Lenders.  To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 2.4 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based upon the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.

12.10.Notices and Items to Lenders.  The Collateral Agent shall deliver to the Lenders each notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or other item received by it pursuant to this Agreement or any other Loan Document (including any item received by it pursuant to Section 3 or set forth on Schedule 5.14 of the Disclosure Letter); provided, that any delivery of or failure to deliver any such notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or item shall not otherwise alter or effect the rights of the Lenders or the Collateral Agent under this Agreement or any other Loan Document or the validity of such item.  In addition, to the extent the Collateral Agent or the Required Lenders deliver any notices, approvals, authorizations, directions, consents or waivers to Borrower pursuant to this Agreement or any other Loan Document, the Collateral Agent or the Required Lenders, as applicable, will also deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders on or about the same time such notice, approval, authorization, direction, consent or waiver is provided to Borrower; provided, that the delivery of or failure to deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders shall not in any way effect the obligations of Borrower, or the rights of the Collateral Agent or the Required Lenders, in respect of such notice, approval, authorization, direction, consent or waiver or the validity thereof.

13.DEFINITIONS

13.1.Definitions.  For the purposes of and as used in the Loan Documents:  (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document include any amendments, restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “and/or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (k) references to any time of day shall be to New York time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (m) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.

“Additional Consideration” is defined in Section 2.7.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether [**] against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members.  As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise.  In no event shall the Collateral Agent or any Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries.

“Agreement” is defined in the preamble hereof.

“Amortization Reduction Days” means the number of days equal to the difference of (a) the Term Loan Maturity Date minus (b) the [**]; provided, that Amortization Reduction Days shall equal [**] if the [**] are met; provided, further, that in no case shall the Amortization Reduction Days be greater than [**].

“Anti-Money Laundering Laws” is defined in Section 4.18(b).

“Anti-Terrorism Laws” means any Anti-Money Laundering Laws or other laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Accounting Standards” means with respect to Borrower and its Subsidiaries, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Applicable Percentage” means, with respect to each Lender at any time of determination, the percentage equal to a fraction, the numerator of which is the amount of such Lender’s Term Loan Commitment and the denominator of which is an amount equal to the aggregate principal of the Term Loans at such time.

“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries, any [**] acquisition of any properties or assets [**] of any other Person (including any purchase or other acquisition of any [**] such Person).  For the avoidance of doubt, “Asset Acquisition” includes [**].

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Blocked Person” means (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person fifty percent (50%) or more owned by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which the Collateral Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to the Collateral Agent pursuant to Section 3.1 approving the Loan Documents to which such Person is a party and the transactions contemplated thereby (including the Term Loans), together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) and title(s) of the officers of such Person authorized to execute the Loan Documents to which such Person is a party on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that the Collateral Agent and each Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Person shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate.

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York, London or the Cayman Islands.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with Applicable Accounting Standards, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means

(a)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or by the government of any other member country of O.E.C.D. (provided that the full faith and credit of the United States or such other member country of O.E.C.D., as applicable, is pledged in support of those securities), in each case, having maturities of not more than two (2) years from the date of acquisition;

(b)certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(c)commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s Investors Services, Inc. or S&P Global Ratings and, in each case, maturing within two (2) years after the date of acquisition;

(d)repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(e)investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;

(f)investments in money market funds rated “AAA” (or the equivalent thereof) or better by S&P Global Ratings or “Aaa” (or the equivalent thereof) or better by Moody’s Investors Services, Inc. (or, if at any time neither Moody’s Investors Services, Inc. nor S&P Global Ratings shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000; and

(g)other investments in accordance with the Borrower’s investment policy as of the Tranche A Closing Date or otherwise approved in writing by Collateral Agent.

“CFC” means a “controlled foreign corporation” under Section 957 of the IRC.

“CFC Holdco” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is (i) organized, incorporated, or formed under the laws of the United States or any state thereof and (ii) has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries that are CFCs or CFC Holdcos.

“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation with Borrower) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of [**]; (b) a sale of all or substantially all of the consolidated assets of Borrower and its Subsidiaries in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); or (c) a merger or consolidation involving Borrower [**].

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the Tranche A Closing Date or the Tranche B Closing Date, as applicable.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien in favor and for the benefit of Lenders and the other Secured Parties on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral” (as such term is defined in the Security Agreement) and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document, but in any event excluding all Excluded Property.

“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, any Securities Account of a Credit Party maintained with a securities intermediary located in the United States, or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States, in each case, other than an Excluded Account.

“Collateral Documents” means the Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Company IP” means any and all of the following, as they exist in and throughout the Territory: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any of the Current Company IP, any patent right claiming the composition of matter of, or the method of making or using, the Product in the Territory, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; (d) any and all IP Ancillary Rights specifically relating to any of the foregoing; and (e) regulatory filings, submissions and approvals related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory and all data provided in any of the foregoing.

“[**]” means, at any time of determination, any Person that is [**].

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“[**]” means, as of any date of determination, (a) Borrower’s and its Subsidiaries’ share of [**] in each case, determined on a [**] delivered to Collateral Agent on or prior to the Effective Date.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligation for undrawn letters of credit for the account of that Person; or (c) any obligation of that Person to pay an earn-out, milestone payment or similar contingent or deferred consideration to a counterparty incurred or created in connection with an Acquisition, Transfer, Investment or other sale or disposition, including, with respect to any purchase price holdback in respect of a portion of the purchase price of an asset sold to that Person to satisfy unperformed obligations of the seller of such asset, any obligation to pay such seller the excess of such holdback over such obligations.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Contingent Obligations of the Borrower.

“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, the Collateral Agent and, in the case of a Deposit Account, the bank or other depository or financial institution located in the United States at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary located in the United States at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which the Collateral Agent obtains control (within the meaning of the Code) over such Collateral Account.

“Controlled Investment Affiliate” means, with respect to any Lender, any fund, investment vehicle or other Person (other than a natural person) that (a) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and (b) controls, is controlled by, or under common control with, such Lender.  For purposes of this definition “control” means (i) direct or indirect beneficial ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).

“Credit Extension” means any Term Loan or any other extension of credit by any Lender for Borrower’s benefit pursuant to this Agreement.

“Credit Party” means Borrower and each Guarantor.

“Current Company IP” is defined in Section 4.6(c).

“Current Company IP Agreement” means each of the: [**].

“Data Protection Laws” means any and all foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to the privacy, security, or confidentiality of personal data (including individually identifiable information) and other sensitive information, including HIPAA and Section 5 of the Federal Trade Commission Act (15 U.S.C. § 45).

“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Delayed Amortization Notice” is defined in Section 2.2(b)(ii).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosure Letter” means the disclosure letter, dated the Effective Date, delivered by the Credit Parties to the Collateral Agent, as updated on the Closing Date (if required and as permitted).

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto).

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA or Section 412 of the IRC, Section 412(m) or (o) of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure by Borrower or its Subsidiaries or their ERISA Affiliates to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure by Borrower or its Subsidiaries or their ERISA Affiliates to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan or to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans under Section 4041 or 4041A of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan under Section 4041 Section 4042 of ERISA; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Section 4245 or Section 4241, respectively, of ERISA; (i) the “substantial cessation of operations” by Borrower or its Subsidiaries or their ERISA Affiliates within the meaning of Section 4062(e) of ERISA with respect to a Plan; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which would reasonably be expected to result in material liability to Borrower or its Subsidiaries.

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Documents” is defined in Section 4.8(a).

“Excluded Accounts” is defined in Section 5.5.

“Excluded Equity Interests” means, collectively: (i) any Equity Interests of any Subsidiary with respect to which the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Equity Interests of any Subsidiary with respect to which the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Equity Interests of any Subsidiary that is a non-Wholly-Owned Subsidiary that the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) any Equity Interests of any Subsidiary organized or acquired and used exclusively to consummate (x) the disposal, transfer, monetization, lease or license of, (y) the granting of a Permitted Lien on or (z) the securing or financing of, in each case any program or transaction solely with respect to, any of the Other Assets; (v) any Equity Interests of any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost of granting the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties a security interest, in and Lien upon, and pledging to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby; (vi) any voting Equity Interests in excess of sixty-five percent (65.0%) of the outstanding voting Equity Interests of (A) any Foreign Subsidiary that is a CFC or (B) any CFC Holdco; and (vii) any Equity Interests on any direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or a CFC Holdco.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiaries” means, collectively: (i) any Subsidiary with respect to which the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Subsidiary with respect to which the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, approval or waiver has not been obtained by Borrower or such Subsidiary following Borrower’s and such Subsidiary’s commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, the properties and assets of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, such non-Wholly-Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) any Subsidiary that owns properties and assets with an aggregate fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) of less than $5,000,000; (v) any Foreign Subsidiary that is a CFC; (vi) any (A) CFC Holdco or (B) direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or a CFC Holdco; (vii) [**]; (viii) Akebia Therapeutics Securities Corporation; and (xi) any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost of granting the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties a security interest in and Lien upon, and pledging to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) Lender acquires such interest in any Obligation or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.6(d), and (d) any withholding Taxes imposed under FATCA.

“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates, in each case, solely with respect to the manufacture, production, storage or distribution of the Product in the Territory.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of the foregoing sections of the IRC and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to, or official interpretations implementing such Sections of the IRC or intergovernmental agreements.

“FCPA” is defined in Section 4.18(a).

“FDA” means the United States Food and Drug Administration.

“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 210, 211 and 600 and FDA’s implementing guidance documents.

“FDA Laws” means all applicable statutes (including the FDCA), rules and regulations implemented, administered or enforced by the FDA.

“FDCA” is defined in Section 4.19(b).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the IRC.

“Foreign Subsidiary” means a Subsidiary that is not organized under the laws of the United States.

“[**]” is defined in Section 5.7(c).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency (including Regulatory Agencies), government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other federal or state health care programs.

“Guarantor” means any Subsidiary that is a present or future guarantor of the Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively: (a) applicable federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) applicable federal and state laws and regulations governing the confidentiality of health information, including HIPAA; (c) applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (f) all applicable reporting and disclosure requirements under the Medicaid Drug Rebate Program (e.g., Monthly and Quarterly Average Manufacturer Price, Baseline Average Manufacturer Price, and Rebate Per Unit, as applicable), Medicare Part B (Quarterly Average Sales Price), Section 602 of the Veteran’s Health Care Act  (Public Health Service 340B Quarterly Ceiling Price), Section 603 of the Veteran’s Health Care Act  (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (g) applicable health care laws, rules, codes, statutes, regulations, orders, ordinances and requirements pertaining to Medicare or Medicaid; in each case, in any manner applicable to any Credit Party or any of its Subsidiaries; and (h) any other applicable health care laws, rules, codes, regulations, manuals, orders, ordinances, and statutes relating to the manufacture, sale and distribution of pharmaceutical products.

“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement.  Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Hedging Agreements of the Borrower.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH) of 2009, any and all rules or regulations promulgated from time to time thereunder, and any state or federal laws with regards to the security, privacy, or notification of breaches of the confidentiality of health information which are not preempted pursuant to 45 C.F.R. Part 160, Subpart B.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business consistent with past practice which are not more than [**] past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business consistent with past practice which are not more than [**] past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits and (iv) prepaid or deferred revenue arising in the ordinary course of business consistent with past practice), including any obligation or liability to pay deferred or contingent purchase price or other consideration for such assets, properties, services or rights; (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) all obligations of such Person, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Equity Interests (or any Equity Interests of a direct or indirect parent entity thereof) prior to the date that is [**] after the Term Loan Maturity Date, valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above of other

Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (j) all Contingent Obligations of such Person. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Indebtedness of the Borrower.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of one counsel for Indemnified Persons plus, if required, one local legal counsel in each relevant material jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing the indemnity hereunder), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 11.2(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all:

(a)Copyrights, Trademarks, and Patents;

(b)trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;

(c)(i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);

(d)all right, title and interest arising under any contract or Requirements of Law in or relating to Internet domain names;

(e)design rights;

(f)IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and

(g)any similar or equivalent rights to any of the foregoing anywhere in the world.

“Interest Date” means the last day of each calendar quarter.

“Interest Period” means, with respect to the Term Loans, (a) the period commencing on (and including) the applicable borrowing date of the Term Loans and ending on (and including) the first Interest Date following such Borrowing, provided, that if such Interest Date is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately following such Interest Date, and (b) thereafter, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the next Interest Date, provided, that if any such last day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such Interest Date, (y) the next Payment Date, provided, that if any such day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately following such Payment Date and (z) the Term Loan Maturity Date.  For the avoidance of doubt, if an Interest Period ends on a Payment Date, the next Interest Period shall commence on (and include) the first day following such Payment Date and shall end on (and include) the earlier of the next Interest Date, the next Payment Date or the Term Loan Maturity Date, as described above.

“Interest Rate Determination Date” means (a) initially, the Closing Date and (b) thereafter, the first day of each Interest Period (or, if any such day is not a Business Day, the first Business Day immediately following such day).

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any contract or Requirements of Law in or relating to Internet domain names.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition or (c) the making of any advance, loan, extension of credit or capital contribution in or to, any Person.

“IP Agreements” means, collectively, (a) those certain Intellectual Property Security Agreements entered into by and between Borrower and the Collateral Agent, each dated as of the Closing Date, and (b) any Intellectual Property Security Agreement entered into by and between Borrower and the Collateral Agent after the Closing Date in accordance with the Loan Documents.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” is defined in Section 2.6(d)(i)

“Knowledge” of Borrower means the actual knowledge, after reasonable investigation, of the Responsible Officers of Borrower or such other Credit Party, as the context dictates.

“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.

“Lender Expenses” means (i) all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent and each Lender and their respective Related Parties for developing, preparing, amending, modifying, negotiating, syndicating, executing and delivering, and interpreting and administering the Loan Documents or any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein or any modification of any term or provision of or the termination of, any Loan Document or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses [**] and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and each Lender and their respective Related Parties (including the reasonable and documented out-of-pocket fees and expenses of legal counsel therefor), in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (B) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto).

“Lender Transfer” is defined in Section 11.1(b).

“LIBOR Rate” means, as of any Interest Rate Determination Date and for any Interest Period, the rate per annum equal to [**] for a period of three (3) months; provided, however, that, for purposes of calculating the Term Loan Rate, the LIBOR Rate shall at all times have a floor of 2.00%; provided, further, that, for purposes of calculating the Term Loan Rate, the LIBOR Rate shall at all times be subject to a cap of 3.35%.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.

“[**]” shall have the meaning given in Section 5.7(c).

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Security Agreement, the IP Agreements, the Perfection Certificates, any Control Agreement, any other Collateral Document, any guaranties executed by a Guarantor in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties in connection with this Agreement, and any other present or future agreement between or among a Credit Party, the Collateral Agent and any Lender in connection with this Agreement, including in each case, for the avoidance of doubt, any annexes, exhibits or schedules thereto.

“Makewhole Amount” means the Tranche A Makewhole Amount or the Tranche B Makewhole Amount (as applicable) or any combination thereof, as the context dictates.

“Manufacturing Agreement” means any manufacturing or supply agreement entered into by any Credit Party or any of its Subsidiaries with third parties for the commercial supply in the Territory of Product for any indication in the United States or for the commercial supply of the active pharmaceutical ingredient incorporated therein.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time to time hereafter in effect.

“Material Adverse Change” means any material adverse change in or effect on: (i) the business, financial condition, prospects [**], properties or assets [**], liabilities [**], operations, or performance of the Credit Parties, taken as a whole, [**]; (ii) without limiting the generality of clause (i) above, the rights of the Borrower and its Subsidiaries, taken as a whole, in or related to the [**]; (iii) the ability of the Borrower and its Subsidiaries, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; or (iv) the binding nature or validity of, or the ability of the Collateral Agent or any Lender to enforce, the Loan Documents or any of its rights or remedies under the Loan Documents.

“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any assets or properties constituting Collateral under the Loan Documents are bound, in each case, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory, for which the breach of, default or nonperformance under, cancellation or termination of or the failure to renew could reasonably be expected to result in [**].  For the avoidance of doubt, each [**] is a Material Contract.

“Medicaid” means the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.).

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Borrower or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Borrower or its Subsidiaries would reasonably be expected to incur material liability.

“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, [**] the Additional Consideration, the Makewhole Amount (if applicable), the Prepayment Premium (if applicable) and any other fees, expenses, indemnities and amounts any Credit Party owes any Lender or the Collateral Agent now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents. Notwithstanding the foregoing, the Obligations shall not include any warrants or other equity instruments.

“OFAC” is defined in Section 4.18(c).

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, collectively with respect to any Person such Person’s formation documents as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the date on which such documents are due to be delivered under this Agreement and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), in each case, with all current amendments, restatements, supplements or modifications thereto.

“Optional Amortization Condition” means, at any time of determination, [**] has been [**] and [**] at such time are [**].

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection (including present or former connection of its agents) between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Assets” means, collectively, “Other Assets” (as such term is defined in the Security Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” is defined in Section 11.1(d).

“Patents” means all patents and patent applications (including any improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications), any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign and international counterparts of any of the foregoing.  For the avoidance of doubt, patents and patent applications under this definition include all those filed with the U.S. Patent and Trademark Office.

“Patriot Act” is defined in Section 3.1(i).

“Payment/Advance Form” means that certain form attached hereto as Exhibit A.

“Payment Date” means, with respect to the Tranche A Loan and the Tranche B Loan, as applicable, (a) the Interest Date immediately following each of the date that is (i) the 33rd-month anniversary of the Closing Date, (ii) the 36th-month anniversary of the Closing Date, (iii) the 39th-month anniversary of the Closing Date, (iv) the 42nd-month anniversary of the Closing Date, (v) the 45th-month anniversary of the Closing Date, (vi) the 48th-month anniversary of the Closing Date, (vii) the 51st-month anniversary of the Closing Date, (viii) the 54th-month anniversary of the Closing Date, (ix) the 57th-month anniversary of the Closing Date, and (b) the Term Loan Maturity Date, as the context dictates; provided, however, that in the event Borrower elects to delay amortization pursuant to and subject to the terms of Section 2.2(b)(ii) hereof, “Payment Date” shall mean each of the date that is only in clauses (a)(vi) through (ix) and clause (b) above.  Notwithstanding the foregoing, “Payment Date” shall be further adjusted in accordance with Section 2.2(b)(iii) hereof.

“Perfection Certificate” is defined in Section 4.6.

“Permitted Acquisition” means any Acquisition [**], so long as:

(a)no Default or Event of Default shall have occurred and be continuing as of, or could reasonably be expected to result from, the consummation of such Acquisition;

(b)in the case of an Asset Acquisition of properties or assets which do not constitute [**], the subject assets are being acquired [**] by a Credit Party, and such Credit Party shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements and any other documentation reasonably requested by the Collateral Agent, in order to include the newly acquired [**] assets within the Collateral, as applicable, to the extent required by Section 5.12;

(c)in the case of a Stock Acquisition, the subject Equity Interests are being acquired in such Acquisition directly by a Credit Party, and such Credit Party shall have complied with its obligations under Section 5.13; and

(d)any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) purchased by Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Borrower from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction or result in the incurrence of additional Indebtedness by Borrower (other than such Permitted Convertible Indebtedness).

“Permitted Convertible Indebtedness” means Indebtedness of Borrower that is convertible into common stock of Borrower (or other securities or property following a merger event or other change of the common stock of Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that (i) the terms, conditions and covenants of such Indebtedness shall be [**]; (ii) such Indebtedness has [**], (iii) such Indebtedness is an [**] obligation of Borrower that is [**], (iv) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing and (v) at the time such Indebtedness is incurred, Borrower shall have delivered to the Collateral Agent and the Lenders a certificate of a Responsible Officer of Borrower certifying as to the foregoing.

“Permitted Distributions” means, in each case subject to Section 6.8 if applicable:

(a)dividends, distributions or other payments by any Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Wholly-Owned Subsidiary;

(b)dividends, distributions or other payments by any non-Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Subsidiary or each other owner of such non-Wholly-Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;

(c)redemptions by Borrower in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;

(d)any such payments arising from a Permitted Acquisition or other Permitted Investment by Borrower or any of its Subsidiaries;

(e)payments by any Credit Party or any Subsidiary of a Credit Party to any Credit Party or any Subsidiary of a Credit Party pursuant to Tax sharing agreements among the Credit Parties and their Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Credit Party and their Subsidiaries;

(f)the payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);

(g)cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(h)in connection with any Acquisition or other Investment by Borrower or any of its Subsidiaries, (i) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;

(i)the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;

(j)dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;

(k)dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;

(l)purchases of Equity Interests of Borrower or its Subsidiaries in connection with the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations;

(m)issuance to directors, officers, employees or contractors of Borrower of common stock of Borrower upon the vesting of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower pursuant to plans or agreements approved by Borrower’s Board of Directors or stockholders;

(n)the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Borrower or any of its Subsidiaries held by any future, present or former employee, consultant, officer or director (or spouse, ex-spouse or estate of any of the foregoing or trust for the benefit of any of the foregoing or any lineal descendants thereof) of Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (n) do not exceed in any calendar year the sum of [**]; and

(o)dividends or distributions on its Equity Interests by Borrower payable solely in additional Equity Interests.

“Permitted Hedging Agreement” means a Hedging Agreement entered into in the ordinary course of business solely in connection with foreign exchange or interest rate hedging transactions and not for speculative purposes.

“Permitted Indebtedness” means:

(a)Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;

(b)Indebtedness existing on the Effective Date and shown on Schedule 12.1 of the Disclosure Letter;

(c)Indebtedness of Borrower in the form of a [**].

(d)Indebtedness not to exceed $[**] in the aggregate at any time outstanding, consisting of (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets and (ii) capital lease obligations;

(e)Indebtedness in connection with corporate credit cards, purchasing cards, commercial cards or bank card products;

(f)guarantees of Permitted Indebtedness;

(g)Indebtedness assumed in connection with any Permitted Acquisition or Permitted Investment, so long as such Indebtedness (i) was not incurred in connection with, or in anticipation of, such Acquisition or Investment and (ii) is at all times Subordinated Debt;

(h)Indebtedness of Borrower or any of its Subsidiaries with respect to letters of credit outstanding and secured solely by cash or Cash Equivalents entered into in the ordinary course of business;

(i)Indebtedness owed (i) by a Credit Party to another Credit Party, (ii) by a Subsidiary of Borrower that is not a Credit Party to another Subsidiary of Borrower that is not a Credit Party, (iii) by a Credit Party to a Subsidiary of Borrower that is not a Credit Party or (iv) by a Subsidiary of Borrower that is not a Credit Party to a Credit Party, [**] in the aggregate at any time outstanding;

(j)Indebtedness consisting of Contingent Obligations set forth in clause (a) of the definition of “Contingent Obligation” (i) of a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of another Credit Party, (ii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of another Subsidiary of Borrower which is not a Credit Party, (iii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of a Credit Party, (iv) of a Credit Party of lease obligations of a Subsidiary of Borrower which is not a Credit Party, or (v) of a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of a Subsidiary of Borrower which is not a Credit Party not to exceed $[**] in the aggregate at any time outstanding;

(k)Indebtedness consisting of Contingent Obligations (i) set forth in clause (b) of the definition of “Contingent Obligation”, and (ii) set forth in clause (c) of the definition of “Contingent Obligation” in connection with any Permitted Acquisition, not to exceed $[**] in the aggregate at any time outstanding;

(l)Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) of Borrower after the Effective Date, or Indebtedness of any Person that is assumed after the Effective Date by any Subsidiary in connection with an acquisition of assets by such Subsidiary; provided that such Indebtedness is at all times Subordinated Debt;

(m)(i) Indebtedness with respect to workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations or (ii) Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations; in each case, incurred in the ordinary course of business consistent with past practice;

(n)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business consistent with past practice;

(o)Indebtedness in respect of netting services, overdraft protection and other cash management services, in each case in the ordinary course of business consistent with past practice;

(p)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business consistent with past practice;

(q)Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Credit Party in the ordinary course of business consistent with past practice;

(r)unsecured Indebtedness incurred in connection with any items of Permitted Distributions in clause (m) of the definition of “Permitted Distributions”;

(s)Permitted Convertible Indebtedness in an aggregate principal amount not to exceed $[**] at any time outstanding;

(t)Permitted Hedging Agreements;

(u)Indebtedness created or arising under any royalty, synthetic royalty or other monetization or similar transaction and in each case incurred solely in connection with any properties or assets which do not constitute Collateral under the Loan Documents, including any of the Other Assets or Excluded Property; provided, however, that any such Indebtedness is non-recourse to Borrower or any other Credit Party; and

(v)subject to the proviso immediately below, extensions, refinancings, modifications, amendments, restatements and, in the case of any items of Permitted Indebtedness in clause (b) of the definition of “Permitted Indebtedness” or Permitted Indebtedness constituting notes governed by an indenture, exchanges, of any items of Permitted Indebtedness in clauses (a) through (u) above, provided, that in the case of clauses (b) and (g) above, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof).

“Permitted Investments” means:

(a)Investments (including Investments in Subsidiaries) existing on the Effective Date and shown on Schedule 12.2 of the Disclosure Letter, and any extensions, renewals or reinvestments thereof;

(b)Investments consisting of cash and Cash Equivalents;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business consistent with past practice;

(d)subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;

(e)Investments in connection with Permitted Transfers and Permitted Indebtedness;

(f)Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business consistent with past practice, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business consistent with past practice;

(h)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business consistent with past practice; provided that this clause (h) shall not apply to Investments of any Credit Party in any of its Subsidiaries;

(i)joint ventures or strategic alliances consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;

(j)Investments (i) required in connection with a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each case, to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition, and the receipt of any non-cash consideration in a Permitted Acquisition), and (ii) consisting of earnest money deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder;

(k)Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iv) hereof, which such transaction is otherwise a Permitted Investment;

(l)Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Effective Date, or (ii) are assumed after the Effective Date by any Subsidiary of Borrower in connection with an acquisition of assets from such Person by such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (x) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets, and (z) could not reasonably be expected to result in a Default or an Event of Default;

(m)Investments arising as a result of the licensing of Intellectual Property not prohibited hereunder;

(n)Investments by (i) any Credit Party in any other Credit Party, (ii) any Subsidiary of Borrower which is not a Credit Party in another Subsidiary of Borrower which is not a Credit Party, (iii) any Subsidiary of Borrower which is not a Credit Party in any Credit Party, (iv) any Credit Party in a Subsidiary of Borrower which is not a Credit Party not to exceed $[**] in the aggregate per fiscal year and (v) [**];

(o)Investments with respect to any properties or assets which do not constitute Collateral under the Loan Documents, including any of the [**] or [**];

(p)Repurchases of capital stock of Borrower or any of its Subsidiaries deemed to occur upon the exercise of options, warrants or other rights to acquire capital stock of Borrower or such Subsidiary solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or such rights; and

(q)Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions, in each case in accordance with its terms;

provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.

“Permitted Liens” means:

(a)Liens securing the Obligations pursuant to any Loan Document;

(b)Liens existing on the Effective Date and set forth on Schedule 12.3 of the Disclosure Letter;

(c)Liens for Taxes, assessments or governmental charges (i) which are not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that adequate reserves therefor have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required; provided, further, that in the case of a Tax, assessment or charge that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax, assessment or charge;

(d)pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, unemployment insurance, old-age pensions, or other similar social security legislation, (ii) pledges or deposits made in the ordinary course of business consistent with past practice securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or any of its Subsidiaries, (iii) subject to Section 6.2(b), statutory or common law Liens of landlords, and (iv) pledges or deposits to secure performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case other than for borrowed money and entered into in the ordinary course of business consistent with past practice;

(e)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;

(f)Liens (including the right of set-off) in favor of banks or other financial institutions incurred on deposits made in accounts held at such institutions in the ordinary course of business; provided that such Liens (i) are not given in connection with the incurrence of any Indebtedness, (ii) relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business in connection with the establishment or maintenance of such accounts and (iii) are within the general parameters customary in the banking industry;

(g)Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business consistent with past practice or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business consistent with past practice;

(h)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any Permitted Acquisition, Permitted Investment or other acquisition of assets or properties not otherwise prohibited under this Agreement;

(i)Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Borrower, in each case after the Effective Date; provided that (i) neither such Lien was created nor the Indebtedness secured thereby was incurred in contemplation of such acquisition or such Person becoming a Subsidiary of Borrower, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that requires, pursuant to its terms and conditions in effect at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), (iii) the Indebtedness and other obligations secured thereby is permitted under Section 6.4 hereof and (iv) such Liens are of the type otherwise permitted under Section 6.5 hereof;

(j)Liens securing Indebtedness permitted under clause (c) or (v) (solely with respect to extensions, refinancings, modifications, amendments and restatements of Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness”) of the definition of “Permitted Indebtedness”;

(k)Liens securing Indebtedness permitted under clause (d)(i) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (v) of the definition of “Permitted Indebtedness”); provided, that such Lien does not extend to or cover any assets or properties other than those described in clause (d)(i) of the definition of “Permitted Indebtedness”;

(l)servitudes, easements, rights-of-way, restrictions and other similar encumbrances on real property imposed by Requirements of Law and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary of any Credit Party;

(m)to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition or Permitted Investment;

(n)licenses, sublicenses, leases or subleases of personal property (other than relating to Company IP) granted to third parties, in each case that does not materially interfere with the ability of any Credit Party or any of its Subsidiaries to own, license, develop, commercialize or otherwise fully exploit the market potential of the Product in the Territory, and non-exclusive licenses of any Intellectual Property;

(o)Liens on cash or other current assets pledged to secure (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products, or (ii) Indebtedness in the form of letters of credit or bank guarantees;

(p)Liens on any properties or assets of Borrower or any of its Subsidiaries which do not constitute Collateral under the Loan Documents, including any of the Other Assets or Excluded Property, other than (i) any Company IP that does not constitute Collateral under the Loan Documents but is in any way required or necessary to own, license, develop, commercialize or otherwise fully exploit the market potential of the Product in the Territory and (ii) Equity Interests of any Subsidiary;

(q)Liens on properties or assets of Borrower or any of its Subsidiaries imposed by law or regulation which were incurred in the ordinary course of business, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials’, architects’ and repairmen’s Liens, and other similar Liens arising in the ordinary course of business consistent with past practice; provided that such Liens (i) do not materially detract from the value of such properties or assets subject thereto or materially impair the use of such properties or assets subject thereto in the operations of the business of Borrower or such Subsidiary or (ii) are being contested in good faith by appropriate proceedings, which conclusively operate to stay the sale or forfeiture of any portion of such properties or assets subject thereto and for which adequate reserves have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required; and

(r)subject to the provisos immediately below, the modification, replacement, extension or renewal of the Liens described in clauses (a) through (q) above; provided, however, that any such modification, replacement, extension or renewal must (i) be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and (ii) not increase the principal amount of any Indebtedness secured by the existing Lien (other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection therewith); provided, further, that to the extent any of the Liens described in clauses (a) through (q) above secure Indebtedness of a Credit Party, such Liens, and any such modification, replacement, extension or renewal thereof, shall constitute Permitted Liens if and only to the extent that such Indebtedness is permitted under Section 6.4 hereof.

“Permitted Negative Pledges” means:

(a)prohibitions or limitations with regards to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)prohibitions or limitations set forth in any lease, license or other similar agreement not prohibited hereunder;

(c)prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(d)customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business consistent with past practice;

(e)prohibitions or limitations imposed by Requirements of Law;

(f)prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;

(g)customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(h)customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(i)customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(j)customary net worth provisions set forth in customer agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(k)restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document;

(l)prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(m)prohibitions or limitations imposed by any Loan Document;

(n)customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(o)limitations imposed with respect to any license acquired in a Permitted Acquisition;

(p)customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business consistent with past practice, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and

(r)prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (p) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:

(a)prohibitions or limitations with regards to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)prohibitions or limitations set forth in any lease, license or other similar agreement not prohibited hereunder;

(c)prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(d)customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business consistent with past practice;

(e)prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business consistent with past practice that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;

(f)prohibitions or limitations imposed by Requirements of Law;

(g)prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;

(h)customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(i)customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(j)customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(k)customary net worth provisions set forth in customer agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(l)restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document;

(m)prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(n)prohibitions or limitations imposed by any Loan Document;

(o)customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(p)customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business consistent with past practice, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and

(r)prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (p) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Transfers” means:

(a)Transfers of any properties or assets which do not constitute Collateral under the Loan Documents, including any Company IP that does not constitute Collateral or Other Assets [**];

(b)Transfers of Inventory in the ordinary course of business consistent with past practice;

(c)Transfers of surplus, damaged, worn out or obsolete equipment that is, in the reasonable judgment of Borrower exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business consistent with past practice, and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;

(d)Transfers made in connection with Permitted Liens;

(e)Transfers of cash and Cash Equivalents in the ordinary course of business for equivalent value and in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f)Transfers (i) between or among Credit Parties, provided that, with respect to any properties or assets constituting Collateral under the Loan Documents (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by a Credit Party), any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties are taken contemporaneously with the completion of any such Transfer, and (ii) between or among non-Credit Parties;

(g)the sale or issuance of Equity Interests of any Subsidiary of Borrower to any Credit Party or Subsidiary, provided, that any such sale or issuance by a Credit Party shall be to another Credit Party, provided, further, that, with respect to any such Equity Interests which constitute Collateral under the Loan Documents with the completion of such sale or issuance, any and all steps as may be required to be taken, if any, in order to create and maintain a first priority security interest in and Lien upon such Equity Interests in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties are taken contemporaneously with the completion of any such sale or issuance;

(h)the discount without recourse or sale or other disposition of unpaid and overdue accounts receivable arising in the ordinary course of business consistent with past practice in connection with the compromise, collection or settlement thereof and not part of a financing transaction;

(i)any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Company IP that Borrower reasonably determines in good faith (i) is no longer economically practicable to maintain or useful in the ordinary course of business consistent with past practice and that (ii) could not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, the Collateral Agent or any Lender under any Loan Document in any material respect;

(j)Transfers by Borrower or any of its Subsidiaries pursuant to: (i) a non-exclusive license of  Intellectual Property or a non-exclusive grant of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale or similar commercial rights to third parties in the ordinary course of business consistent with general market practice, provided, however, that in each case to the extent relating to any Product with respect to geography within the Territory, Borrower consolidates revenues from the sale of such Product in the Territory in accordance with Applicable Accounting Standards and Borrower or any of its Subsidiaries controls the pricing for such Product in the Territory; (ii) an exclusive license of Intellectual Property or an exclusive grant of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale or similar commercial rights, to third parties, in each case except to the extent relating in any way to any Product with respect to geography within the Territory; (iii) a non-exclusive license of technology or Intellectual Property to third parties for developing technology or providing technical support in the ordinary course of business consistent with general market practice, in each case except to the extent relating in any way to any Product with respect to geography within the Territory; and (iv) a non-exclusive or an exclusive manufacturing license to third parties in the ordinary course of business consistent with general market practice, in each case except to the extent relating in any way to any Product with respect to geography within the Territory; provided, that an exclusive or non-exclusive license out of Intellectual Property relating to any Product with respect to geography outside of the Territory that is not otherwise prohibited under this Agreement or any other Loan Document shall constitute a Permitted Transfer; provided, further, that (x) a Transfer of Intellectual Property unrelated in any way to any Product with respect to geography within or outside the Territory that is not otherwise prohibited under this Agreement or any other Loan Document and (y) [**]; and

(k)intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights (i) between or among the Credit Parties, or (ii) between or among the Credit Parties and Subsidiaries that are not Credit Parties entered into prior to the Effective Date, and renewals, replacements and extensions thereof (including additional licenses or grants in relation to new territories) on comparable terms in the ordinary course of business consistent with past practice.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) or cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or other securities) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pharmakon Lender” means BioPharma Credit PLC, BioPharma Credit Investments V (Master) LP and any of their respective Controlled Investment Affiliates.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries have any liability (including under Section 4069 of ERISA).

“Prepayment Premium” means the Tranche A Prepayment Premium or the Tranche B Prepayment Premium (as applicable) or any combination thereof, as the context dictates.

“Private Third Party Payor Programs” means all U.S. third party payor programs in which any Credit Party or its Subsidiaries participates, including managed care plans, or any other private insurance programs, but excluding all Governmental Payor Programs.

“Product” means [**] Auryxia® (ferric citrate), [**] for use in the control of serum phosphorus levels in adult patients with chronic kidney disease on dialysis, [**] for use in the treatment of iron deficiency anemia in adult patients with chronic kidney disease not on dialysis, [**]; provided, that Product does not contain a controlled substance (as that term is defined under the Controlled Substances Act (21 U.S.C. § 801 et seq.)).

“Product Net Sales” means, solely with respect to sales of Product as of any date of determination, the net consolidated product revenue (consistent with the calculation of same in the Borrower’s financial statements) of Borrower and its Subsidiaries of Product for the period in question occurring either prior to or after such date [**], as the context dictates, determined on a consolidated basis in accordance with Applicable Accounting Standards as set forth in Borrower’s financial statements or as otherwise evidenced in a manner reasonably satisfactory to the Required Lenders.

“Register” is defined in Section 2.8(a).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Agency” means a U.S. Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals, including the FDA.

“Regulatory Approval” means all approvals, product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of the Product.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater, in each case, in the United States.

“Required Lenders” means, prior to the Closing Date, Lenders obligated with respect to greater than fifty percent (50%) of the Term Loan Commitments and, thereafter, Lenders representing greater than fifty percent (50%) of the outstanding principal amount of the Term Loans.

“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Health Care Laws, Data Protection Laws, FDA Laws, and all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority), in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject.

“Responsible Officers” means, with respect to Borrower, collectively, the Chief Executive Officer, President, Chief Commercial Officer, Chief Medical Officer, Chief Business Officer, Chief Legal Officer and Chief Financial Officer.

“Sanctions” is defined in Section 4.18(c).

“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.

“Secured Parties” means each Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Guaranty and Security Agreement, dated as of the Closing Date, by and among the Credit Parties and the Collateral Agent, in form and substance substantially similar to Exhibit C attached hereto or in such form or substance as the Credit Parties and the Collateral Agent may otherwise agree.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets (including goodwill minus disposition costs) of such Person (both at fair value and present fair saleable value), on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to generally pay all liabilities (including trade debt) of such Person as such liabilities become absolute and mature in the ordinary course of business consistent with past practice and (c) such Person does not have unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged or will be engaged.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Disputes” is defined in Section 4.6(i).

“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.

“Stock Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries of all of the Equity Interests (by merger, stock purchase or otherwise) of any other Person.

“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness incurred in connection with any Acquisition or other Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Credit Extension hereunder pursuant to a subordination, intercreditor or other similar agreement that is in form and substance reasonably satisfactory to the Collateral Agent (which agreement shall include turnover provisions that are reasonably satisfactory to the Collateral Agent); (b) except as permitted by clause (d) below, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity, in each case, before a date that is at least [**] following the Term Loan Maturity Date; (c) does not include covenants and agreements (other than with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements in the Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith); (d) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to a date that is at least [**] following the final maturity thereof except in the case of an event of default or change of control (or the equivalent thereof, however described); and (e) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a).  Notwithstanding the foregoing, Permitted Convertible Indebtedness shall not constitute Subordinated Debt.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than [**] of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar body) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.

“Tax” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means each of the Tranche A Loan and the Tranche B Loan, as applicable, and “Term Loans” means, collectively, the Tranche A Loan and the Tranche B Loan (to the extent funded).

“Term Loan Commitment” mean each of the Tranche A Loan Commitment and the Tranche B Loan Commitment, as applicable, and “Term Loan Commitments” means, collectively, the Tranche A Loan Commitment and the Tranche B Loan Commitment.

“Term Loan Maturity Date” means the 60th-month anniversary of the Tranche A Closing Date; provided, however, that the Term Loan Maturity Date shall be decreased by the number of days equal to the Amortization Reduction Days.

“Term Loan Note” is defined in Section 2.8(b).

“Term Loan Rate” is defined in Section 2.3(a)(i).

“Territory” means, with respect to the Product, the United States.

“Third Party IP” is defined in Section 4.6(l).

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all renewals thereof.

“Tranche A Closing Date” means the date on which the Tranche A Loan is advanced by Lenders, which, subject to the satisfaction of the conditions precedent to the Tranche A Loan set forth in Section 3.1, Section 3.3 and Section 3.5, shall be ten (10) Business Days following the Effective Date.

“Tranche A Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche A Loan on the Tranche A Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit E attached hereto.

“Tranche A Loan” is defined in Section 2.2(a)(i).

“Tranche A Loan Amount” means an original principal amount equal to Eighty Million Dollars ($80,000,000.00).

“Tranche A Makewhole Amount” means, as of any date of determination occurring prior to the 2nd-year anniversary of the Tranche A Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date through the 2nd-year anniversary of the Tranche A Closing Date on the amount of principal prepaid.

“Tranche A Note” means a promissory note in substantially the form attached hereto as Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche A Prepayment Premium” means, with respect to any prepayment of the Tranche A Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of such prepayment, multiplied by:

(a)if such prepayment occurs prior to the 3rd-year anniversary of the Tranche A Closing Date, 0.02;

(b)if such prepayment occurs on or after the 3rd-year anniversary of the Tranche A Closing Date but prior to the 4th-year anniversary of the Tranche A Closing Date, 0.01; and

(c)if such prepayment occurs on or after the 4th-year anniversary of the Tranche A Closing Date but prior to the 5th-year anniversary of the Tranche A Closing Date, 0.005.

For the avoidance of doubt, no Tranche A Prepayment Premium shall be due and owing for any payment of the Tranche A Loan made on the Term Loan Maturity Date.

“Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lenders, which, as indicated in the Payment/Advance Form for the Tranche B Loan and subject to the satisfaction of the conditions precedent to the Tranche B Loan set forth in Section 3.2, Section 3.3 and Section 3.5, shall be fifteen (15) days (or such shorter period as may be agreed to by Lenders) following the delivery by Borrower to the Collateral Agent of a completed Payment/Advance Form in the form of Exhibit A hereto for the Tranche B Loan and, in no event, later than December 31, 2020.

“Tranche B Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche B Loan on the Tranche B Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit E attached hereto; provided, however, that the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if any prepayment of the Tranche A Loan is made, in whole or in part, on or before the Tranche B Closing Date or Borrower has entered into a working capital or revolving loan facility, or otherwise incurred any Indebtedness, of the type described in clause (c) of the definition of “Permitted Indebtedness” (in which of either such case, for purposes of this Agreement, such Lender’s Tranche B Commitment would equal zero).

“Tranche B Loan” is defined in Section 2.2(a)(ii).

“Tranche B Loan Amount” means an original principal amount equal to Twenty Million Dollars ($20,000,000.00).

“Tranche B Makewhole Amount” means, as of any date of determination occurring prior to the 2nd-year anniversary of the Tranche B Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date through the 2nd-year anniversary of the Tranche B Closing Date on the amount of principal prepaid.

“Tranche B Note” means a promissory note in substantially the form attached hereto as Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Prepayment Premium” means, with respect to any prepayment of the Tranche B Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of such prepayment, multiplied by:

(a)if such prepayment occurs prior to the 3rd-year anniversary of the Tranche B Closing Date, 0.02;

(b)if such prepayment occurs on or after the 3rd-year anniversary of the Tranche B Closing Date but prior to the 4th-year anniversary of the Tranche A Closing Date, 0.01; and

(c)if such prepayment occurs on or after the 4th-year anniversary of the Tranche B Closing Date but prior to the 5th-year anniversary of the Tranche A Closing Date, 0.005.

For the avoidance of doubt, no Tranche B Prepayment Premium shall be due and owing for any payment of the Tranche B Loan made on the Term Loan Maturity Date.

“Transfer” is defined in Section 6.1.

“Treasury Regulations” mean those regulations promulgated pursuant to the IRC.

“TRICARE” means a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation.

“UKBA” is defined in Section 4.18(a).

“United States” or “U.S.” means the United States of America, its fifty (50) states, the District of Columbia, Puerto Rico or any other jurisdiction within the United States of America.

“voting Equity Interests” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interests of such issuer entitled to vote.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person.  Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

AKEBIA THERAPEUTICS, INC.,
as Borrower

By /s/ Jason A. Amello

Name: Jason A. Amello

Title: Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Loan Agreement

KERYX BIOPHARMACEUTICALS, INC.,

as an additional Credit Party

By /s/ Jason A. Amello

Name: Jason A. Amello

Title: Chief Financial Officer

Signature Page to Loan Agreement

BIOPHARMA CREDIT PLC,

as Collateral Agent and Lender

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By /s/ Pedro Gonzalez de Cosio
Name:  Pedro Gonzalez de Cosio
Title:  CEO and Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,

as Lender

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By /s/ Pedro Gonzalez de Cosio

Name:  Pedro Gonzalez de Cosio

Title:  CEO and Managing Member

Signature Page to Loan Agreement